                                                                   EXHIBIT 10.34



================================================================================




                            SUIZA FOODS CORPORATION

                       ------------------------------


                                CREDIT AGREEMENT

                         $1,250,000,000 Credit Facility

                         Dated as of November 26, 1997

                       ------------------------------


                           FIRST UNION NATIONAL BANK,
                            as Administrative Agent


                      THE FIRST NATIONAL BANK OF CHICAGO,
                              as Syndication Agent




================================================================================

                               TABLE OF CONTENTS

         This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                                               Page
SECTION 1.    DEFINITIONS AND ACCOUNTING MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

      1.01    Certain Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.02    Accounting Terms and Determinations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
      1.03    Classes and Types of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

SECTION 2.    COMMITMENTS, LOANS, NOTES AND PREPAYMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . .   21

      2.01    Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
      2.02    Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
      2.03    Changes of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
      2.04    Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
      2.05    Lending Offices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
      2.06    Several Obligations; Remedies Independent   . . . . . . . . . . . . . . . . . . . . . . . . . .   23
      2.07    Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
      2.08    Optional Prepayments and Conversions or Continuations of Loans  . . . . . . . . . . . . . . . .   24
      2.09    Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

SECTION 3.    PAYMENTS OF PRINCIPAL AND INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

      3.01    Repayment of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
      3.02    Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

SECTION 4.    PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.  . . . . . . . . . . . . . . . . . . . . . . .   31

      4.01    Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
      4.02    Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
      4.03    Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
      4.04    Minimum Amounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
      4.05    Certain Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
      4.06    Non-Receipt of Funds by the Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
      4.07    Sharing of Payments, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

SECTION 5.    YIELD PROTECTION, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

      5.01    Additional Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
      5.02    Limitation on Types of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
      5.03    Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

      5.04    Treatment of Affected Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
      5.05    Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
      5.06    Net Payments; Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
      5.07    Replacement of Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
      5.08    Additional Costs in Respect of Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . .   42

SECTION 6.    CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

      6.01    Conditions to Effectiveness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
      6.02    Other Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
      6.03    Conditions to all Extensions of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

SECTION 7.    REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

      7.01    Corporate Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
      7.02    Financial Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
      7.03    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
      7.04    No Breach   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
      7.05    Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
      7.06    Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
      7.07    Use of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
      7.08    ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
      7.09    Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
      7.10    Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
      7.11    Public Utility Holding Company act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
      7.12    Material Agreements and Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
      7.13    Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
      7.14    Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
      7.15    Subsidiaries, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
      7.16    Title to Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
      7.17    True and Complete Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
      7.18    Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

SECTION 8.    COVENANTS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

      8.01    Financial Statements, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
      8.02    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
      8.03    Existence, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
      8.04    Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
      8.05    Prohibition of Fundamental Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
      8.06    Limitation on Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
      8.07    Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
      8.08    Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
      8.09    Intentionally Left Blank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
      8.10    Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65

      8.11    Minimum Net Worth   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
      8.12    Fixed Charges Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
      8.13    Interest Coverage Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
      8.14    Lines of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
      8.15    Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
      8.16    Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
      8.17    Certain Obligations Respecting Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . .   66
      8.18    Modifications of Certain Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67

SECTION 9.    EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67

SECTION 10.   THE AGENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71

      10.01   Appointment, Powers and Immunities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
      10.02   Reliance by Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
      10.03   Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
      10.04   Rights as a Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
      10.05   Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
      10.06   Non-Reliance on Agent and Other Lenders   . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
      10.07   Failure to Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
      10.08   Resignation or Removal of Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
      10.09   Agency Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
      10.10   Consents under Other Loan Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
      10.11   Syndication Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74

SECTION 11.   MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74

      11.01   Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
      11.02   Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
      11.03   Expenses, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
      11.04   Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
      11.05   Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
      11.06   Assignments and Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
      11.07   Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
      11.08   Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
      11.09   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
      11.10   Governing Law; Submission to Jurisdiction;
              Service of Process and Venue  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
      11.11   Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
      11.12   Treatment of Certain Information; Confidentiality   . . . . . . . . . . . . . . . . . . . . . .   80

SCHEDULE I    - Existing Material Agreements and Liens
SCHEDULE II   - Environmental Matters
SCHEDULE III  - Subsidiaries and Investments
SCHEDULE IV   - Litigation

EXHIBIT A-1   - Form of Facility A Note
EXHIBIT A-2   - Form of Facility B Note
EXHIBIT B     - Form of Security Agreement
EXHIBIT C     - Form of Subsidiary Guarantee and Security
                        Agreement and Supplemental Subsidiary
                        Guarantee and Security Agreement
EXHIBIT D     - Form of Opinion of Counsel to the Obligors
EXHIBIT E     - Form of Opinion of Puerto Rico Counsel to the
                        Obligors
EXHIBIT F     - Form of Opinion of Special New York Counsel
                        to First Union
EXHIBIT G     - Form of Confidentiality Agreement
EXHIBIT H     - Form of Assignment and Acceptance
EXHIBIT I-1   - Form of Notice of Borrowing
EXHIBIT I-2   - Form of Notice of Prepayment
EXHIBIT I-3   - Form of Notice of Conversion/Continuation
EXHIBIT I-4   - Form of Notice of Account Designation

              CREDIT AGREEMENT dated as of November 26, 1997 between: SUIZA FOODS CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 11.06(b) hereof, shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"); and FIRST UNION NATIONAL BANK, a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

              WHEREAS, the Company has requested that the Lenders provide to the Company a revolving credit facility of up to but not exceeding $700,000,000 in aggregate principal amount at any one time outstanding and a term loan facility of up to $550,000,000 in aggregate principal amount in order to refinance indebtedness under the Existing Credit Agreements (as hereinafter defined), to finance acquisitions and for general corporate purposes, and the Lenders are willing to provide such revolving credit and term loan facilities on the terms and conditions of this Agreement.

              WHEREAS, each of the Obligors (as hereinafter defined) expects to derive benefit, directly or indirectly, from the credit facilities so made available to the Company, both in its separate capacity and as a member of the integrated group, since the successful operation of each of the Company and its Subsidiaries is dependent on the continued successful performance of the functions of the integrated group as a whole.

              Accordingly, the parties hereto hereby agree as follows:

              Section 1.     Definitions and Accounting Matters.

              1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

              "Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee





Credit Agreement                   1
of the Company or any of its Subsidiaries and (b) none of the Wholly Owned Subsidiaries of the Company, nor Franklin Plastics, Inc., a Delaware corporation, nor any of its Wholly-Owned Subsidiaries shall be Affiliates.

              "Applicable Commitment Fee Rate" shall mean 0.20% per annum; provided that if the Leverage Ratio as at the last day of any fiscal quarter of the Company ending on or after the Effective Date shall fall within any of the ranges set forth below then, upon the delivery to the Agent of a certificate of a Responsible Financial Officer of the Company (which shall accompany the financial statements for such fiscal quarter delivered under Section 8.01(a) hereof on which the calculation of such Leverage Ratio is based) demonstrating such fact prior to the end of the next succeeding fiscal quarter, the "Applicable Commitment Fee Rate" shall be adjusted upwards or downwards, as the case may be, to the rate per annum set forth below opposite such range during the period commencing on the third Business Day following the date of receipt of such certificate to but not including the date the next such certificate to be delivered under this definition is delivered or due, whichever is earlier (except that, notwithstanding the foregoing, the Applicable Commitment Fee Rate shall not as a consequence of this proviso be so reduced for any period during which an Event of Default shall have occurred and be continuing):

          Range                         Applicable Commitment Fee Rate
           of                           ------------------------------
      Leverage Ratio
      --------------

Less than or equal to 2.50:1                    0.15%

Greater than 2.50:1 but less
  than or equal to 3.50:1                       0.20%

Greater than 3.50:1                             0.25%

; provided that in the event that there is an Equity Issuance by the Company resulting in Net Available Proceeds to the Company of at least $50,000,000, and the Company provides the Agent with written notice of such Equity Issuance and applies all or part of the Net Available Proceeds thereof to the prepayment of the Facility B Loans, the Applicable Commitment Fee Rate shall upon such application be immediately adjusted to give effect to the change in the Leverage Ratio resulting from such application.

              "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

              "Applicable Margin" shall mean: with respect to Loans that are Base Rate Loans, 0% and/or Eurodollar Loans, 0.75% per annum; provided that if the Leverage Ratio as at the last day of any fiscal quarter of the Company ending on or after the Effective Date shall fall within any





Credit Agreement                      2
of the ranges set forth below then, upon the delivery to the Agent of a certificate of a Responsible Financial Officer of the Company (which shall accompany the financial statements for such fiscal quarter delivered under
Section 8.01(a) hereof on which the calculation of such Leverage Ratio is based) demonstrating such fact prior to the end of the next succeeding fiscal quarter, the "Applicable Margin" for each Loan shall be adjusted upwards or downwards, as the case may be, to the rate per annum for the respective Type and Class of Loan set forth below opposite such range during the period commencing on the third Business Day following the date of receipt of such certificate to but not including the date the next succeeding such certificate to be delivered hereunder is delivered or due, whichever is earlier (except that, notwithstanding the foregoing, the Applicable Margin for any such Loan shall not as a consequence of this proviso be so reduced for any period during which an Event of Default shall have occurred and be continuing):

      Range                        Applicable Margin (% p.a.)
      of                           --------------------------
 Leverage Ratio              Base Rate Loans        Eurodollar Loans
 --------------              ---------------        ----------------

Less than or equal to 2.0:1        0%                     0.40%

Greater than 2.0:1 but less
   than or equal to 2.50:1         0%                     0.50%

Greater than 2.50:1 but less
   than or equal to 3.00:1         0%                     0.625%

Greater than 3.00:1 but less
   than or equal to 3.50:1         0%                     0.75%

Greater than 3.50:1                0%                     1.00%

; provided that in the event that there is an Equity Issuance by the Company resulting in Net Available Proceeds to the Company of at least $50,000,000, and the Company provides the Agent with the written notice of such Equity Issuance and applies all or part of the Net Available Proceeds thereof to the prepayment of the Facility B Loans, the Applicable Margin shall upon such application be immediately adjusted to give effect to the change in the Leverage Ratio resulting from such application.

              "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

              "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.





Credit Agreement                      3

              "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

              "Basic Documents" shall mean, collectively, the Loan Documents and the Purchase Agreements.

              "Business Day" shall mean any day on which (a) commercial banks are not authorized or required to close in North Carolina and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

              "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

              "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

              "Class" shall have the meaning assigned to such term in Section
1.03 hereof.

              "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

              "Collateral Account" shall mean with respect to the Company and any of its Subsidiaries, the Collateral Account as defined in the Security Agreement.

              "Commission" shall mean the Securities and Exchange Commission or any governmental agency substituted therefor.

              "Commitments" shall mean the Facility A Commitments and the Facility B Commitments.

              "Commonwealth" shall mean the Commonwealth of Puerto Rico and its political subdivisions, municipalities, agencies and instrumentalities.

              "Company" shall have the meaning assigned to such term in the preamble of this Agreement.





Credit Agreement                      4

              "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.08 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

              "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.08 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

              "Country Fresh" shall mean Country Fresh, Inc., a Michigan corporation.

              "Country Fresh Merger" shall mean the merger of CF Acquisition Corp., a Michigan corporation and a Wholly Owned Subsidiary of the Company with and into Country Fresh pursuant to which the issued and outstanding shares of common stock of Country Fresh will be converted into the right to receive shares of the common stock of the Company and the issued and outstanding shares of preferred stock of Country Fresh will be converted into the right to receive shares of the preferred stock of the Company, and Country Fresh will become a Wholly Owned Subsidiary of the Company.

              "Dairy Fresh" shall mean Dairy Fresh, Inc., a Delaware corporation and a Wholly Owned Subsidiary of the Company.

              "Debt Service" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) scheduled to be made during such period plus (b) all Interest Expense for such period, it being understood that, if any installment of principal of the Facility B Loans shall have been prepaid during or prior to such period, the amount of principal of the Facility B Loans included in Debt Service for such period shall be equal to the aggregate amount of principal of the Facility B Loans originally scheduled to be paid hereunder during such period.

              "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

              "Disposition" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any other Person, excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms.

              "Dividend Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same





Credit Agreement                      5

(or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company.

              "Dollars" and "$" shall mean lawful money of the United States.

              "EBITDA" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) operating income (calculated before income taxes, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period plus (b) depreciation and amortization (to the extent deducted in determining operating income) for such period plus (c) other income not exceeding $5,000,000 for such period.

              "Effective Date" shall mean the date on which all of the conditions to effectiveness of this Agreement set forth in Section 6.01 hereof shall have been satisfied or waived.

              "Environmental Claim" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

              "Environmental Laws" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

              "Equity Issuance" shall mean (a) any issuance or sale by the Company or any of its Subsidiaries after the Effective Date of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of the Company or any of its Subsidiaries, pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Company or any





Credit Agreement                      6
of its Subsidiaries issued upon the exercise of such warrants or options) or
(iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Company or any of its Subsidiaries or (b) the receipt by the Company or any of its Subsidiaries whether directly (or indirectly through one or more of its Subsidiaries) after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company or (y) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company.

              "Equity Rights" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

              "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the rate per annum for deposits in Dollars for a period comparable to such Interest Period which appears on display page 3750 (British Bankers Association - LIBOR) of the Dow Jones Markets Service as of 11:00 a.m. London time two Business Days preceding the first day of such Interest Period or, if such display page 3750 is unavailable at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and time; provided, however, that if the Agent determines that the relevant foregoing source is unavailable for the relevant Interest Period, Eurodollar Base Rate shall mean the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars in immediately available funds are offered to the Agent or other money center banks two Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 11:00 a.m. London time for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the relevant Loan.

              "Eurodollar Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this
Section 1.01.





Credit Agreement                      7

              "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

              "Event of Default" shall have the meaning assigned to such term in Section 9 hereof.

              "Excluded Disposition" shall mean the Disposition of (i) an Investment Tax Credit or (ii) any motor vehicles or other equipment no longer used or useful in the business of the Company or any of its Subsidiaries to the extent the proceeds thereof are used to acquire similar replacement Property.

              "Existing Credit Agreements" shall mean, collectively, (i) the Third Amended and Restated Credit Agreement dated as of July 31, 1997 (the "Third Restated Agreement") between the Company, certain lenders named therein and First Union as agent, and (ii) the Second Amended and Restated Supplemental Credit Agreement dated as of July 31, 1997 (the "Restated Supplemental Agreement") between the Company, certain lenders named therein and First Union as agent.

              "Facility A Commitment" shall mean, for each Facility A Lender, the obligation of such Lender to make Facility A Loans to the Company in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Facility A Commitment" (as the same may be reduced from time to time pursuant to Section 2.03 hereof). The original aggregate principal amount of the Facility A Commitments is $700,000,000.

              "Facility A Commitment Percentage" shall mean, with respect to any Facility A Lender, the ratio of (a) the amount of the Facility A Commitment of such Lender to (b) the aggregate amount of the Facility A Commitments of all of the Facility A Lenders.

              "Facility A Lenders" shall mean the Lenders having Facility A Commitments and/or holding Facility A Loans from time to time.

              "Facility A Loans" shall mean the loans provided for by Section 2.01(a)(i) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

              "Facility A Notes" shall mean the promissory notes provided for by Section 2.07(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

              "Facility B Commitment" shall mean, for each Facility B Lender, the obligation of such Lender to make a Facility B Loan to the Company in a principal amount up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under



Credit Agreement                      8
the caption "Facility B Commitment" (as the same may be reduced from time to time pursuant to Section 2.03 hereof). The original aggregate principal amount of the Facility B Commitments is $550,000,000.

              "Facility B Commitment Percentage" shall mean, with respect to any Facility B Lender, the ratio of (a) the amount of the Facility B Commitment of such Lender to (b) the aggregate amount of the Facility B Commitments of all of the Facility B Lenders.

              "Facility B Lenders" shall mean the Lenders having Facility B Commitments and/or holding Facility B Loans from time to time.

              "Facility B Loans" shall mean the loans provided for by Section 2.01(b) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

              "Facility B Notes" shall mean the promissory notes provided for by Section 2.07(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The term "Facility B Notes" shall include any Registered Notes evidencing Facility B Loans executed and delivered pursuant to
Section 2.07(e).

              "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to First Union on such Business Day on such transactions as determined by the Agent.

              "First Union" shall mean First Union National Bank.

              "Fixed Charges" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) the aggregate amount of Debt Service for such period, plus (b) the aggregate amount of taxes paid in respect of the income or profit of the Company and its Subsidiaries for such period, plus (c) Capital Expenditures made during such period, plus (d) any Dividend Payments made for such period; provided that Capital Expenditures shall not include the following: (i) the acquisition of replacement Property in respect of an Excluded Disposition, (ii) the purchase price paid by the Company or any of its Subsidiaries in respect of any acquisition permitted under Section 8.05(b)(iii) hereof, and (iii) Capital Expenditures made with the proceeds of property or casualty insurance for the purposes of repairing or replacing damaged or destroyed fixed or capital assets.





Credit Agreement                      9

              "Fixed Charges Ratio" shall mean, as at any date, the ratio of
(a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Fixed Charges for such period.

              "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

              "Garrido" shall mean Garrido y Compania, Inc., a Puerto Rico corporation.

              "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

              "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

              "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 120 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.





Credit Agreement                      10

              "Interest Coverage Ratio" shall mean, as at any date, the ratio of (a) EBITDA for a period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date to (b) Interest Expense for such period.

              "Interest Expense" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations, but excluding amortization of any deferred loan costs incurred in connection with the transactions contemplated hereby and in connection with Indebtedness permitted under Section 8.07 hereof) capitalized or expensed during such period (whether or not actually paid during such period), but excluding any non-cash interest, plus (b) the net amount payable (or minus the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period) minus (c) all interest income for such period.

              "Interest Period" shall mean with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period for a Eurodollar Loan that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period for any Facility A Loan would otherwise end after the Revolving Credit Commitment Termination Date, such Interest Period shall end on the Revolving Credit Commitment Termination Date; (ii) no Interest Period for any Facility B Loan may commence before and end after any Principal Payment Date for such Facility B Loan unless, after giving effect thereto, the aggregate principal amount of the Facility B Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of such Facility B Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clauses (i) through
(iii) above, no Interest Period shall have a duration of less than one month for any Eurodollar Loan and, if the Interest Period for any such Loan would otherwise be a shorter period, such Loan shall not be available as a Eurodollar Loan hereunder for such period.

              "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.





Credit Agreement                      11

              "Interest Rate Protection Obligations" shall mean the obligations of any Obligor in respect of Interest Rate Protection Agreements permitted under Section 8.08(d) hereof.

              "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale, but excluding any notes or other securities taken in satisfaction of or in compromise of delinquent accounts or loans or advances);
(b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

              "Investment Tax Credit" shall mean an investment tax credit to which the Company or any of its Subsidiaries may be entitled pursuant to the Puerto Rico Agricultural Tax Incentives Act of 1995.

              "Issuing Bank" shall mean First Union, as the issuer of Letters of Credit under Section 2.09 hereof, together with its successors and assigns in such capacity.

              "Letter of Credit" shall have the meaning assigned to such term in the first sentence of Section 2.09 hereof.

              "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same shall be modified and supplemented and in effect from time to time.

              "Letter of Credit Interest" shall mean, for each Facility A Lender, such Facility A Lender's participation interest in the Issuing Bank's liability under Letters of Credit (or, in the case of the Issuing Bank, the Issuing Bank's retained interest therein) and such Facility A Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

              "Letter of Credit Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Company





Credit Agreement                      12
at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Facility A Lender (other than the Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under
Section 2.09 hereof, and the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in such Letter of Credit after giving effect to the acquisition by the Facility A Lenders other than the Issuing Bank of their participation interests under said Section 2.09, together with its successors and assigns in such capacity.

              "Leverage Ratio" shall mean, as at any date, the ratio of (a) the aggregate outstanding principal amount of Indebtedness of the Company and its Subsidiaries, on a consolidated basis, at such date to (b) EBITDA for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date; provided that if the Company or any of its Subsidiaries shall have acquired any business, Property or Person during such period (whether before, on or after the Effective Date), EBITDA shall, to the extent the Company shall have delivered audited financial statements (or, if audited financial statements are not available to the Company, unaudited financial statements (i) reviewed by independent certified accountants of recognized national standing and acceptable to the Agent and (ii) in form satisfactory to the Agent) for the acquired business, Property or Person for such period, be adjusted to reflect on a pro forma basis EBITDA for such business, Property or Person as if such business, Property or Person had been acquired at the beginning of such period.

              "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own, subject to a Lien, any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

              "Loans" shall mean the Facility A Loans and the Facility B Loans.

              "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Documents and the Security Documents.

              "Majority Lenders" shall mean, as at any time, Facility A Lenders and Facility B Lenders having at least a majority of the sum of (a) the aggregate unused amount, if any, of the Facility A Commitments and the Facility B Commitments as at such time plus (b) the aggregate outstanding principal amount of the Facility A Loans and Facility B Loans at such time plus (c) the aggregate amount of all Letter of Credit Liabilities at such time.

              "Margin Stock" shall mean "margin stock" within the meaning of Regulations U and X.

              "Material Adverse Effect" shall mean a material adverse effect on
(a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company





Credit Agreement                       13
and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Loan Documents to which it is a party,
(c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Agent under any of the Loan Documents or
(e) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith or under the Loan Documents.

              "Model Dairy" shall mean Model Dairy, Inc., a Delaware corporation.

              "Morningstar" shall mean The Morningstar Group, Inc., a Delaware corporation.

              "Morningstar Merger" shall mean the merger of SF Acquisition Corporation, a Delaware corporation and a Wholly Owned Subsidiary of the Company with and into Morningstar pursuant to which the issued and outstanding shares of common stock of Morningstar will be converted into the right to receive shares of the common stock of the Company and Morningstar will become a Wholly Owned Subsidiary of the Company.

              "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

              "Net Available Proceeds" shall mean, in the case of any Equity Issuance, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Equity Issuance net of reasonable expenses incurred by the Company and its Subsidiaries in connection therewith.

              "Net Cash Payments" shall mean, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Company and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within six months of the date of such Disposition) and
(b) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and
(ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the Disposition thereof.

              "Net Purchase Price" shall mean 100% of the purchase price (including noncash compensation) paid by the Company or any of its Subsidiaries for any business, Property or Person in connection with a Permitted Acquisition minus any cash on the balance sheet of the Person or included in the business or Property being acquired pursuant to such Permitted Acquisition.





Credit Agreement                      14

              "Net Worth" shall mean, as at any date, the sum for the Company and its Subsidiaries (determined on a consolidated basis without duplication) of (a) the amount of capital stock plus (b) the amount of additional paid-in capital plus (c) the amount of retained earnings (or, in the case of any retained earnings deficit, minus the amount of such deficit).

              "Neva Plastics" shall mean Neva Plastics Manufacturing Corp., a Delaware corporation.

              "Notes" shall mean the Facility A Notes and the Facility B Notes.

              "Obligor" shall mean the Company and each Subsidiary of the Company party to any Security Document.

              "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

              "Permitted Acquisition" shall mean any acquisition by the Company or any of its Subsidiaries of any business or Property from, or capital stock of, any Person, provided that, (i) unless otherwise consented to in writing (a) by the Majority Lenders, the Net Purchase Price of such acquisition shall not equal or exceed $50,000,000, and (b) by the Supermajority Lenders, the Net Purchase Price of such acquisition shall not equal or exceed $150,000,000 (except that the Country Fresh Merger and the Morningstar Merger shall not require the consents set forth in sub-clauses (a) and (b) of this clause (i));
(ii) if the subject of such acquisition is a Person, the Company and/or its Subsidiaries shall not acquire less than 90% of the issued and outstanding ownership interests (including, without limitation, warrants, options or other securities convertible into ownership interests) in such Person, (iii) if the Net Purchase Price of such acquisition exceeds $15,000,000, prior to such acquisition, the Company shall have delivered to the Agent for further distribution to the Lenders copies of the proposed acquisition agreement relating to such acquisition, all material documents related thereto and at the reasonable request of the Agent, such other material information respecting such business, Property or Person, as the case may be, obtained by the Company in the exercise of its due diligence, (iv) at the time of such acquisition, the Company or its Subsidiary, as the case may be, shall pledge any ownership interests acquired to the Agent for the benefit of the Lenders, (v) such business, Property or Persons shall be in the same line or lines of business currently engaged in by the Company or any of its Subsidiaries, or as permitted by Section 8.14 hereof, and (vi) on a pro forma basis, after giving effect to such acquisition, the Company shall be in compliance with Sections 8.10, 8.11,
8.12 and 8.13 hereof.

              "Permitted Investments" shall mean: (a) direct obligations of the United States, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States, or of any agency thereof, in either case maturing not more than one year from the date of acquisition thereof; (b) direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of such acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.





Credit Agreement                       15

("S&P") or Moody's Investors Services, Inc. ("Moody's"); (c) certificates of deposit issued by any bank or trust company organized under the laws of the United States or any state thereof or the Commonwealth and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than six months from the date of acquisition thereof; (d) commercial paper rated A-1 or better or P-1 by S&P or Moody's, respectively, maturing not more than six months from the date of acquisition thereof; and (e) Eurodollar time deposits having a maturity of less than six months purchased directly from any bank meeting the criteria set forth in clause (c) above (whether such deposit is with such bank or any other such bank).

              "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

              "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

              "Post-Default Rate" shall mean, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount under this Agreement, any Note or any other Loan Document that is not paid when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), and in respect of any principal of any Loan during any period commencing upon the occurrence of any Event of Default and thereafter for so long as any Event of Default shall be continuing, a rate per annum during the period from and including the due date to but excluding the earlier of the date on which such amount is paid in full or such Event of Default ceases to be continuing equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans (provided that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition).

              "Prime Rate" shall mean the rate of interest from time to time announced by First Union at its principal office as its prime commercial lending rate.

              "Principal Payment Dates" shall mean the Quarterly Dates falling on or nearest to March 31, June 30, September 30 and December 31 of each year, commencing with March 31, 1998, through and including December 31, 2003.

              "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal (including, without limitation, cash) or mixed and whether tangible or intangible.

              "Purchase Agreements" shall mean, collectively, each Purchase Agreement between the Company or any of its Subsidiaries and the seller of the business, Property or Person





Credit Agreement                      16
purchased by the Company or such Subsidiary pursuant to a Permitted Acquisition financed under this Agreement.

              "Quarterly Dates" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be December 31, 1997.

              "Register" shall have the meaning assigned to such term in
Section 11.06(g) hereof.

              "Registered Holder" shall have the meaning assigned to such term in Section 5.06(b)(ii) hereof.

              "Registered Loans" shall have the meaning assigned to such term in Section 2.07(e) hereof.

              "Registered Note" shall have the meaning assigned to such term in
Section 2.07(e) hereof.

              "Regulations A, D, U and X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

              "Regulatory Change" shall mean, with respect to any Lender, any change after the date of this Agreement in United States Federal, state or foreign law or regulations or in the law or regulations of the Commonwealth (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations or in the law or regulations of the Commonwealth (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

              "Reimbursement Obligations" shall mean, at any time, the obligations of the Company then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Bank in respect of any drawings under a Letter of Credit.

              "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

              "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with





Credit Agreement                      17
deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

              "Responsible Financial Officer" shall mean, with respect to any Person, the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer or the Treasurer of such Person.

              "Revolving Credit Commitment Termination Date" shall mean the Quarterly Date falling on or nearest to December 31, 2003.

              "Security Agreement" shall mean a Security Agreement between the Company and the Agent, substantially in the form of Exhibit B to this Agreement, as the same may be amended, modified and supplemented and in effect from time to time.

              "Security Documents" shall mean, collectively, the Security Agreement, each Supplemental Subsidiary Guarantee and Security Agreement, the Subsidiary Guarantee and Security Agreement, and all Uniform Commercial Code financing statements and/or other filings required hereby or thereby to be filed with respect to the security interests in personal Property created pursuant hereto or thereto.

              "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

              "Subsidiary Guarantee and Security Agreement" shall mean a Subsidiary Guarantee and Security Agreement between the Subsidiaries of the Company listed on Schedule III hereto as of the Effective Date (other than Garrido) and the Agent, substantially in the form of Exhibit C to this Agreement, as the same may be amended, modified and supplemented and in effect from time to time.

              "Subsidiary Guarantors" shall mean Suiza Dairy, Suiza Fruit, Model Dairy, Neva Plastics, Reddy Ice Corporation, Swiss Dairy, Velda Farms, Inc., Dairy Fresh and Suiza Management Corporation, each a Delaware corporation, each of the other Subsidiaries of the





Credit Agreement                      18

Company listed on Schedule III hereto as of the Effective Date (other than Garrido), and each Supplemental Guarantor.

              "Suiza Dairy" shall mean Suiza Dairy Corporation, a Delaware corporation.

              "Suiza Fruit" shall mean Suiza Fruit Corporation, a Delaware corporation.

              "Supermajority Lenders" shall mean, as at any time, Facility A Lenders and Facility B Lenders having at least 66 2/3% of the sum of (a) the aggregate unused amount, if any, of the Facility A Commitments and the Facility B Commitments as at such time plus (b) the aggregate outstanding principal amount of the Facility A Loans and Facility B Loans at such time plus (c) the aggregate amount of all Letter of Credit Liabilities at such time.

              "Supplemental Guarantor" shall mean each Subsidiary of the Company party to a Supplemental Subsidiary Guarantee and Security Agreement.

              "Supplemental Security Documents" shall mean, collectively, each Supplemental Subsidiary Guarantee and Security Agreement between a Supplemental Guarantor and the Agent, each amendment to the Security Agreement and to the Subsidiary Guarantee and Security Agreement and all Uniform Commercial Code financing statements and/or other filings required hereby or thereby to be filed with respect to the security interests in personal Property created pursuant hereto or thereto.

              "Supplemental Subsidiary Guarantee and Security Agreement" shall mean, collectively, each Supplemental Subsidiary Guarantee and Security Agreement, substantially in the form of Exhibit C to this Agreement, as the same shall be amended, modified and supplemented and in effect from time to time.

              "Swiss Dairy" shall mean Swiss Dairy Corporation, a Delaware corporation and a Wholly Owned Subsidiary of the Company.

              "Taxes" shall have the meaning assigned to such term in Section 5.06(a) hereof.

              "Term Loan Commitment Termination Date" shall mean December 31, 1997.

              "Type" shall have the meaning assigned to such term in Section
1.03 hereof.

              "United States" shall mean the United States of America.

              "U.S. Taxes" shall have the meaning assigned to such term in
Section 5.06(b) hereof.

              "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or





Credit Agreement                      19
indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

              "Working Capital" shall mean, for any period, the excess of (a) the aggregate amount of inventory, accounts receivable and prepaid expenses of the Company and its Subsidiaries over (b) the aggregate amount of accounts payable and current accrued expenses of the Company and its Subsidiaries.

              1.02      Accounting Terms and Determinations.

              (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection
(b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 8.01 hereof unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made.

              (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under
Section 8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

              (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Company will not, without the prior consent of the Majority Lenders, change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

              1.03 Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan or the related Note) refers to whether such Loan is a Facility A Loan, or a Facility B Loan, each of which constitutes a





Credit Agreement                      20

Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

              Section 2.     Commitments, Loans, Notes and Prepayments.

              2.01      Loans.

              (a) Facility A Loans. Each Facility A Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Effective Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Facility A Commitment of such Lender as in effect from time to time (such Loans being herein called "Facility A Loans"); provided that in no event shall the aggregate principal amount of all Facility A Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the aggregate amount of the Facility A Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Facility A Commitments by means of Base Rate Loans and/or Eurodollar Loans and may Convert Facility A Loans of one Type into Facility A Loans of another Type (as provided in Section
2.08 hereof) or Continue Facility A Loans of one Type as Facility A Loans of the same Type (as provided in Section 2.08 hereof).

              (b) Facility B Loans. Each Facility B Lender severally agrees, on the terms and conditions of this Agreement, to make a single term loan to the Company in Dollars on the Effective Date (provided that the same shall occur no later than the Term Loan Commitment Termination Date) in a principal amount up to but not exceeding the amount of the Facility B Commitment of such Lender. Subject to the terms and conditions of this Agreement, the Company may borrow the amount of the Facility B Commitments by means of Base Rate Loans and/or Eurodollar Loans and thereafter may Convert Facility B Loans of one Type into Facility B Loans of another Type (as provided in Section 2.08 hereof) or Continue Facility B Loans of one Type as Facility B Loans of the same Type (as provided in Section 2.08 hereof).

              (c) Limit on Certain Loans. No more than six separate Interest Periods in respect of Eurodollar Loans of any Class from each Lender may be outstanding at any one time.

              2.02      Borrowings.

              (a) The Company shall give the Agent notice of each borrowing hereunder as provided in Section 4.05 hereof.

              (b) With respect to each borrowing, not later than 3:30 p.m. Charlotte, North Carolina time on the date specified for such borrowing, each Lender shall make available the amount of the Loan or Loans to be made by it to the Company on such date to the Agent at any account designated by the Agent, in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in the





Credit Agreement                      21
deposit account of the Company identified in the most recent Notice of Account Designation substantially in the form of Exhibit I-4 hereto delivered by the Company to the Agent or as may be otherwise agreed by the Company and the Agent from time to time.

              2.03      Changes of Commitments.

              (a) The aggregate amount of each of the Facility A Commitments shall be automatically reduced to zero on the Revolving Credit Commitment Termination Date.

              (b) The Company shall have the right at any time or from time to time (i) to terminate or reduce the aggregate unused amount of any of the Facility B Commitments, (ii) so long as no Facility A Loans or Letter of Credit Liabilities in respect of Letters of Credit are outstanding, to terminate the Facility A Commitments, and (iii) to reduce the aggregate unused amount of any of the Facility A Commitments (for which purpose use of the Facility A Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities); provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and
(y) each such partial reduction shall be in an aggregate amount at least equal to $2,000,000 (or a larger multiple of $1,000,000).

              (c) Any portion of the Facility B Commitments not used on the Effective Date shall be automatically terminated.

              (d) The Commitments once terminated or reduced may not be reinstated.

              2.04 Commitment Fee. The Company shall pay to the Agent for account of each Facility A Lender a commitment fee on the daily average unused amount of such Lender's Facility A Commitment (for which purpose the aggregate amount of any Letter of Credit Liabilities in respect of Letters of Credit shall be deemed to be a pro rata (based on the Facility A Commitments) use of each Facility A Lender's Facility A Commitment), for the period from and including the Effective Date to but not including the earlier of the date such Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal to the Applicable Commitment Fee Rate. Accrued commitment fees shall be payable in arrears on each Quarterly Date and on the earlier of (i) the date the relevant Commitments are terminated and (ii) the Revolving Credit Commitment Termination Date.

              2.05 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

              2.06 Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and no Lender shall have any obligation to the Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender.
The amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and





Credit Agreement                      22
independent debt and each Lender shall be entitled, subject to the prior written consent of the Majority Lenders, to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Agent to be joined as an additional party in any proceedings for such purposes.

              2.07      Notes.

              (a) The Facility A Loans made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-1 hereto, dated the Effective Date, payable to such Lender in a principal amount equal to the amount of its Facility A Commitment as originally in effect and otherwise duly completed.

              (b) The Facility B Loan made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-2 hereto, dated the Effective Date, payable to such Lender in a principal amount equal to the amount of its Facility B Commitment as originally in effect and otherwise duly completed.

              (c) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make any such recordation or endorsement or an error therein shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans to be evidenced by such Note.

              (d) No Lender shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Lender's relevant Commitments, Loans and Notes pursuant to
Section 11.06(b) hereof.

              (e) Notwithstanding the foregoing, any Lender that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code may request the Company (through the Agent), and the Company agrees thereupon, to record on the Register referred to in Section 11.06(g) hereof any Facility B Loans held by such Lender under this Agreement. Loans recorded on the Register ("Registered Loans") may not be evidenced by promissory notes other than Registered Notes as defined below and, upon the registration of any Facility B Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to the Company. The Company agrees, at the request of any Lender that is the holder of Registered Loans, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loans and registered as provided in Section 11.06(g) hereof (herein, a "Registered Note"), dated the Effective Date, payable to such Lender and otherwise duly completed. A Facility B Loan once recorded on the Register may not be removed from the Register so long as it remains outstanding and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.





Credit Agreement                      23

              2.08 Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04 hereof, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that:

              (a) the Company shall give the Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder);

              (b) Eurodollar Loans may be prepaid or Converted on any Business Day, provided that, if such prepayment or Conversion falls on a day other than the last day of an Interest Period for such Loans, the Company shall pay any and all amounts required by Section 5.05 hereof as a result thereof; and

              (c)       prepayments of the Facility B Loans under this Section
2.08 shall be applied ratably as among the remaining installments of the Facility B Loans.

Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to borrow any Loan as a Eurodollar Loan or to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Eurodollar Loans outstanding shall be automatically Converted (on the last day(s) of the respective Interest Periods therefor) to, or all Base Rate Loans shall be Continued, as the case may be, as Base Rate Loans.

              2.09 Letters of Credit. Subject to the terms and conditions of this Agreement, the Facility A Commitments may be utilized, upon the request of the Company, in addition to the Facility A Loans provided for by Section 2.01(a) hereof, by the issuance by the Issuing Bank of letters of credit (collectively, "Letters of Credit") including (a) Letters of Credit issued under the Existing Credit Agreements and outstanding on the Effective Date, for account of any of the Subsidiaries of the Company, and (b) in respect of all
(1) Letters of Credit described in clause (a) above that are amended, renewed or otherwise modified and (2) other Letters of Credit, for account of the Company and any of its Subsidiaries provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the Facility A Loans, exceed the aggregate amount of the Facility A Commitments as in effect from time to time and (ii) the expiration date of any Letter of Credit extend beyond the earlier of (A) the Revolving Credit Commitment Termination Date and (B)(1) the date 12 months following the issuance of such Letter of Credit or (2) such later date as may be requested by a beneficiary and approved in advance by the Agent and the Issuing Bank, such approval not to be unreasonably withheld. The following additional provisions shall apply to Letters of Credit:

              (a) The Company shall give the Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30





Credit Agreement                      24
days preceding the Revolving Credit Commitment Termination Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Agent shall advise the Issuing Bank of the contents thereof.

              (b) On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit (from the Effective Date in the case of outstanding Letters of Credit) and until such Letter of Credit shall have expired or been terminated, the Facility A Commitment of each Facility A Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Facility A Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Facility A Lender (other than the Issuing Bank) agrees that, upon the issuance of any Letter of Credit hereunder (or on the Effective Date in the case of outstanding Letters of Credit), it shall automatically acquire a participation in the Issuing Bank's liability under such Letter of Credit in an amount equal to such Lender's Facility A Commitment Percentage of such liability, and each Facility A Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, its Facility A Commitment Percentage of the Issuing Bank's liability under such Letter of Credit.

              (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Company (through the Agent) of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand (but the failure to give such notice shall not impair the Company's obligations in respect of such Letter of Credit). Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Agent for account of the Issuing Bank for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind and irrespective of any claim, set-off, defense or other right which the Company or any of its Subsidiaries or Affiliates may have at any time against such Issuing Bank or any other Person, under all circumstances, including without limitation, any of the following circumstances: (i) any lack of validity or enforceability of this Agreement or any of the Loan Documents; (ii) the existence of any claim, set- off, defense or other right which the Company or any of its Subsidiaries or Affiliates may have at any time against a beneficiary named in any Letter of Credit or any transferee thereof (or any Person for whom any such transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Company or any of its Subsidiaries or Affiliates and the beneficiary named in any Letter of Credit); (iii) any draft, certificate or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or





Credit Agreement                      25
inaccurate in any respect; (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or (v) the existence of any Default.

              (d) Forthwith upon its receipt of a notice referred to in paragraph (c) of this Section 2.09, the Company shall advise the Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05 hereof.

              (e) Each Facility A Lender (other than the Issuing Bank) shall pay to the Agent for account of the Issuing Bank at its principal office in Dollars and in immediately available funds, the amount of such Lender's Facility A Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Bank (through the Agent) to such Facility A Lender requesting such payment and specifying such amount. Each such Facility A Lender's obligation to make such payment to the Agent for account of the Issuing Bank under this paragraph (e), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever (except as provided in the proviso at the end of this sentence), including, without limitation, the failure of any other Facility A Lender to make its payment under this paragraph (e), the financial condition of the Company (or any other account party), the existence of any Default or the termination of the Commitments; provided that no Facility A Lender shall be obligated to make any payment to the Agent for account of the Issuing Bank in respect of any payment made by the Issuing Bank under a Letter of Credit where such payment was made in respect of a demand for payment that was not in substantial compliance with the provisions of such Letter of Credit or to the extent that the Company shall not be required to indemnify any Lender or the Agent in the circumstances provided in clause (x) of the penultimate sentence of the last paragraph of this Section 2.09. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Facility A Lender shall default in its obligation to make any such payment to the Agent for account of the Issuing Bank, for so long as such default shall continue the Agent may at the request of the Issuing Bank withhold from any payments received by the Agent under this Agreement or any Note for account of such Facility A Lender the amount so in default and, to the extent so withheld, pay the same to the Issuing Bank in satisfaction of such defaulted obligation.

              (f) Upon the making of each payment by a Facility A Lender to the Issuing Bank pursuant to paragraph (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Agent, the Issuing Bank or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by the Company hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Facility A Commitment Percentage in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Bank pursuant to paragraph (g) of this Section 2.09). Upon receipt by the Issuing Bank from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of





Credit Agreement                      26
proceeds of any collateral security), the Issuing Bank shall promptly pay to the Agent for account of each Facility A Lender entitled thereto, such Facility A Lender's Facility A Commitment Percentage of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to the Facility A Lenders hereunder is rescinded or must otherwise be returned by the Issuing Bank, each Facility A Lender shall, upon the request of the Issuing Bank (through the Agent), repay to the Issuing Bank (through the Agent) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (j) of this Section 2.09.

              (g) The Company shall pay to the Agent for account of each Facility A Lender (ratably in accordance with their respective Commitment Percentages) a letter of credit fee in respect of each Letter of Credit in an amount equal to the percentage equivalent of the Applicable Margin for Eurodollar Loans of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Company shall pay to the Agent for account of the Issuing Bank a fronting fee in respect of each Letter of Credit in an amount equal to 0.125% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

              (h) Promptly following the end of each fiscal quarter, the Issuing Bank shall deliver (through the Agent) to each Facility A Lender and the Company a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such quarter. Upon the request of any Facility A Lender from time to time, the Issuing Bank shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

              (i) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 6 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such





Credit Agreement                      27
transactions as shall be reasonably satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

              (j) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this Section
2.09 on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate, provided that if such Lender shall fail to make such payment to the Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Post-Default Rate.

              (k) The issuance by the Issuing Bank of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.09 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Facility A Lender shall have consented thereto.

The Company hereby indemnifies and holds harmless each Facility A Lender and the Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Agent may incur (or that may be claimed against such Lender or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under any Letter of Credit; provided that the Company shall not be required to indemnify any Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Issuing Bank, such Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.09 is intended to limit the other obligations of the Company, any Lender or the Agent under this Agreement.

              Section 3.     Payments of Principal and Interest.

              3.01      Repayment of Loans.

              (a) The Company hereby promises to pay to the Agent for account of each Facility A Lender the entire outstanding principal amount of such Lender's Facility A Loans, and each such Facility A Loan shall mature, on the Revolving Credit Commitment Termination Date.





Credit Agreement                      28

              (b) The Company hereby promises to pay to the Agent for account of each Facility B Lender the principal of such Lender's Facility B Loan in 24 installments payable on the Principal Payment Dates falling on or nearest to the dates specified below, each in an amount equal to such Lender's ratable share of the aggregate amount set forth opposite such date, as follows:

                 Date                                  Amount of Installment ($)
                 ----                                  -------------------------
                 March 31, 1998                        12,500,000
                 June 30, 1998                         12,500,000
                 September 30, 1998                    12,500,000
                 December 31, 1998                     12,500,000
                 March 31, 1999                        18,750,000
                 June 30, 1999                         18,750,000
                 September 30, 1999                    18,750,000
                 December 31, 1999                     18,750,000
                 March 31, 2000                        18,750,000
                 June 30, 2000                         18,750,000
                 September 30, 2000                    18,750,000
                 December 31, 2000                     18,750,000
                 March 31, 2001                        25,000,000
                 June 30, 2001                         25,000,000
                 September 30, 2001                    25,000,000
                 December 31, 2001                     25,000,000
                 March 31, 2002                        28,125,000
                 June 30, 2002                         28,125,000
                 September 30, 2002                    28,125,000
                 December 31, 2002                     28,125,000
                 March 31, 2003                        34,375,000
                 June 30, 2003                         34,375,000
                 September 30, 2003                    34,375,000
                 December 31, 2003                     34,375,000
                                                       ------------
                                                       $550,000,000

If the Company does not borrow the full amount of the aggregate Facility B Commitments on or before the Term Loan Commitment Termination Date, the shortfall shall be applied to reduce the foregoing installments ratably.

              3.02 Interest. The Company hereby promises to pay to the Agent for account of each Lender interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:





Credit Agreement                      29

              (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, and

              (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Agent for account of each Lender interest at the applicable Post-Default Rate as follows:

              (i) on any principal of any Loan made by such Lender, on any Reimbursement Obligation held by such Lender and on any other amount payable by the Company hereunder or under the Notes held by such Lender to or for account of such Lender that shall not be paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full; and

              (ii) on the principal of all Loans made by such Lender commencing upon the occurrence of any Event of Default, and thereafter for so long as any Event of Default shall be continuing.

Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) at the option of the Agent, in the case of any Loan upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted) except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.

              Section 4.  Payments; Pro Rata Treatment; Computations; Etc.

              4.01  Payments.

              (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company under this Agreement and the Notes of the Company, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Loan Document, shall be made in Dollars, in immediately available funds, to the Agent at any account designated by the Agent, not later than 2:00 p.m. Charlotte, North Carolina time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day).

              (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to





Credit Agreement                      30
any ordinary deposit account of the Company with such Lender (with notice to the Company and the Agent).

              (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

              (d) Except to the extent otherwise provided in the last sentence of Section 2.09(e) hereof, each payment received by the Agent under this Agreement or any Note for account of any Lender shall be paid by the Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

              (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

              4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 hereof shall be made from the relevant Lenders, each payment of commitment fee under Section 2.04 hereof in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.03 hereof shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (b) the making, Conversion and Continuation of Loans of a particular Type and Class (other than Conversions provided for by Section 5.04 hereof) shall be made pro rata among the relevant Lenders according to the amounts of their respective Commitments (in the case of making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Loans of any Class by the Company shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (d) each payment of interest on any Loans of any Class by the Company shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

              4.03 Computations. Interest on Eurodollar Loans, commitment fees and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but, except as otherwise provided in Section 2.09(g) hereof, excluding the last day) occurring in the period for which payable and interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the





Credit Agreement                      31
case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

              4.04 Minimum Amounts. Except for Conversions or prepayments made pursuant to Section 5.04 hereof, (a) each borrowing and Conversion of principal of Base Rate Loans shall be in an aggregate amount at least equal to $1,000,000 or a larger multiple of $500,000, (b) each borrowing and Conversion of Eurodollar Loans shall be in an aggregate amount at least equal to $5,000,000 or a larger multiple of $1,000,000, and (c) each partial prepayment of principal of Eurodollar Loans shall be in an aggregate amount at least equal to $5,000,000 or a larger multiple of $1,000,000 and each partial prepayment of principal of Base Rate Loans shall be in an aggregate amount at least equal to $1,000,000 or a larger multiple of $500,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder are to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period).

              4.05 Certain Notices. Notices by the Company to the Agent of terminations or reductions of the Commitments, of Borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable (other than with respect to notices of optional prepayments, which shall be revocable, provided that upon any such revocation the Company shall be obligated to pay the Lenders any amounts payable under Section 5.05 hereof as a consequence of such revocation) and shall be effective only if received by the Agent not later than 1:30 p.m. Charlotte, North Carolina time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                              Number of
                                               Business
              Notice                          Days Prior
              ------                          ----------
      Termination or reduction
      of Commitments                                3

      Borrowing or prepayment of,
      or Conversions into,
      Base Rate Loans                         Same Day

      Borrowing or prepayment of,
      Conversions into, Continuations
      as, or duration of Interest
      Period for, Eurodollar Loans                  3

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion,





Credit Agreement                      32

Continuation or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section
4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan. The Company agrees that each notice of borrowing, each notice of prepayment and each notice of Conversion or Continuation hereunder shall be substantially in the form of Exhibit I-1,
Exhibit I-2 and Exhibit I-3 hereto, respectively.

              4.06 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

              (i) if the Required Payment shall represent a payment to be made by the Company to the Lenders, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Agent, without limiting the obligation of the Company under Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment) and

              (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Company, the Payor and the Company shall each be obligated





Credit Agreement                      33
      retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case the Company shall return the Required Payment to the Agent, without limiting any claim the Company may have against the Payor in respect of the Required Payment).

              4.07      Sharing of Payments, Etc.

              (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option but with the prior written consent of the Majority Lenders, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

              (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan of any Class or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

              (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

              (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any





Credit Agreement                      34
applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

              Section 5.     Yield Protection, Etc.

              5.01      Additional Costs.

              (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

              (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of its Applicable Lending Office by the jurisdiction in which such Lender is organized or has its principal office or in which its Applicable Lending Office is organized or located or, in each case, any political subdivision or taxing authority thereof or therein); or

              (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

              (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Lender requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, to Convert Loans of another Type into Eurodollar Loans or to Convert Eurodollar Loans into Loans of another Type until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.





Credit Agreement                      35

              (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Lender (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold then, if such Lender so elects by notice to the Company (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert Loans of another type into, Eurodollar Loans, hereunder (as the case may be) shall be suspended until any such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

              (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) hereafter implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A)), of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this
Section 5.01(c) and Section 5.08 hereof, "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

              (d) Each Lender shall notify the Company of any event occurring after the date of this Agreement entitling such Lender to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof (unless such Lender decides not to seek compensation hereunder); provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual





Credit Agreement                      36
knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive in the absence of manifest error, provided that such determinations and allocations are made on a reasonable basis.

              5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

              (a) the Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

              (b) The Majority Lenders determine, which determination shall be conclusive, and notify the Agent that the relevant rates of interest referred to in the definitions of "Eurodollar Base Rate" in
      Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give the Company and each Lender prompt notice thereof (describing the circumstances giving rise to such event) and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans, to Convert Loans of another Type into Eurodollar Loans and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans either prepay such Loans or Convert such Loans into Loans of another Type in accordance with Section 2.08 hereof.

              5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly





Credit Agreement                      37
notify the Company thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section
5.04 hereof shall be applicable).

              5.04 Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Loans ("Affected Loans"), or to Continue, or to Convert Loans of another Type into Affected Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) therefor (or, in the case of a Conversion required by Section 5.01(b), 5.01(c) or 5.03 hereof, on such earlier date as such Lender may specify to the Company with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

              (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

              (b) all Loans that would otherwise be made or Continued by such Lender as Affected Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Affected Loans (as the case may be) shall remain as Base Rate Loans.

If such Lender gives notice to the Company with a copy to the Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Affected Loans made by other Lenders, and of the same Class as such Lender's Loans are outstanding, such Lender's Base Rate Loans of each Class (subject to Section 2.09 hereof) shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Affected Loans and of such Class, to the extent necessary so that, after giving effect thereto, all Loans of such Class held by the Lenders holding Affected Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

              5.05 Compensation. The Company shall pay to the Agent for account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

              (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by the Company for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or





Credit Agreement                      38

              (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof;

              (c) any failure for any reason (including, without limitation, as provided in Section 5.02 or 5.03 hereof) of a Loan of such Lender to be Continued as or Converted into a Eurodollar Loan on the date for such Continuation or Conversion specified in the relevant notice given under Section 4.05 hereof; or

              (d) the revocation of any notice of optional prepayment or any failure for any reason to make any optional prepayment on the date specified therefor in the relevant notice of prepayment given pursuant to
      Section 4.05 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed or prepaid for the period from the date of such payment, prepayment, Conversion or failure to borrow or prepay to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan (minus the Applicable Margin) provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid on the date of such payment, prepayment, Conversion or failure to borrow or prepay in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

              5.06      Net Payments; Taxes.

              (a) All payments to be made hereunder and under the Notes and any other Loan Documents by the Company shall be made without setoff, counterclaim or other defense. Subject to Section 5.06(b) hereof with respect to U.S. Taxes, all such payments shall be made free and clear of and without deduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (other than taxes imposed on the Agent, any Lender or its Applicable Lending Office by the jurisdiction in which the Agent or such Lender is organized or has its principal office or in which its Applicable Lending Office is organized or located or, in each case, any political subdivision or taxing authority thereof or therein) (collectively, "Taxes").
If any Taxes are imposed and required to be withheld from any amount payable by the Company hereunder or under the Notes, the Company shall be obligated to (i) pay such additional amount so that the Agent and the Lenders will receive a net amount (after giving effect to the payment of such additional amount and to the deduction of all Taxes) equal to the amount due hereunder, (ii) pay such Taxes to the appropriate taxing authority for the account of the Agent, for the benefit of the Lenders and (iii) as promptly as





Credit Agreement                      39
possible thereafter, sending the Agent a certified copy of any original official receipt showing payment thereof, together with such additional documentary evidence as the Agent may from time to time reasonably require. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall be obligated to indemnify the Agent and each Lender for any incremental taxes, interest or penalties that may become payable by the Agent or such Lender as a result of such failure. The obligations of the Company under this Section 5.06(a) shall survive the repayment of the Loans and the termination of the Commitments.

              (b) The Company agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to and received by such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

              (i) to any payment to a Lender (other than in respect of a Registered Loan) hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

              (ii) to any payment to any Lender hereunder in respect of a Registered Loan (a "Registered Holder"), unless such Registered Holder (or, if such Registered Holder is not the beneficial owner of such Registered Loan, the beneficial owner thereof) is, on the date hereof (or on the date such Registered Holder becomes a Lender as provided in
      Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, entitled to submit a Form W-8, together with an annual certificate stating that (x) such Registered Holder (or beneficial owner, as the case may be) is not a "bank" within the meaning of Section 881(c)(3)(A)of the Code, and (y) such Registered Holder (or beneficial owner, as the case may be) shall promptly notify the Company if at any time, such Registered Holder (or beneficial owner, as the case may be) determines that it is no longer in a position to provide such certificate to the Company (or any other form of certification adopted by the relevant taxing authorities of the United States of America for such purposes), or

              (iii) to any U.S. Tax imposed solely by reason of the failure by such non-U.S. Person (or, if such non- U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of such non-U.S. Person (or such beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such U.S. Tax.





Credit Agreement                      40

For the purposes of this Section 5.06(b), (v) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States, (w) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States, (x) "Form W-8" shall mean Form W-8 (Certificate of Foreign Status of the Department of Treasury of the United States of America) (or in relation to any of such Forms such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States to document a claim to which such Form relates), (y) "U.S. Person" shall mean a citizen, national or resident of the United States, a corporation, partnership or other entity created or organized in or under any laws of the United States, or any estate or trust that is subject to Federal income taxation regardless of the source of its income and (z) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States or any taxing authority thereof or therein.

              Within 30 days after paying any amount to the Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

              5.07 Replacement of Lenders. In the event that (x) any Lender requests compensation pursuant to Section 5.01 or 5.06 hereof, or any Lender's obligation to make or Continue, or to Convert Loans of any Type into, any other Type of Loan shall be suspended pursuant to Section 5.01 or 5.03 hereof (any such Lender so requesting compensation, or whose obligations are so suspended being herein called an "Additional Cost Lender") or (y) in connection with any proposed modification, supplement or waiver pursuant to Section 11.04 hereof to which the Majority Lenders shall have consented, but to which one or more of the Lenders shall not have consented (each such Lender a "Non-Consenting Lender" and, collectively with each "Additional Cost Lender", a "Relevant Lender"), the Company upon three Business Days notice may require that any such Relevant Lender transfer all of its right, title and interest under this Agreement and such Relevant Lender's Notes to any bank or other financial institution identified by the Company that is reasonably satisfactory to the Agent (i) if such bank or other financial institution (a "Proposed Lender") agrees to assume all of the obligations of such Relevant Lender hereunder, and to purchase all of such Relevant Lender's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Relevant Lender's Loans, together with accrued, but unpaid interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Relevant Lender of all other amounts payable hereunder to such Relevant Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5.05 hereof as if all of such Relevant Lender's Loans were being prepaid in full on such date) and (ii) if such Relevant Lender has requested compensation pursuant to Section
5.01 or 5.06 hereof, such Proposed Lender's aggregate requested compensation, if any, pursuant to said Section 5.01 or 5.06 with respect to such Relevant Lender's Loans is lower than that of the Relevant Lender. Subject to compliance with the provisions of Section 11.06(b) hereof, such Proposed Lender shall be a





Credit Agreement                      41

"Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Company hereunder, the agreements of the Company contained in Sections 5.01, 5.06 and 11.03 hereof (without duplication of any payments made to such Relevant Lender by the Company or the Proposed Lender) shall survive for the benefit of such Relevant Lender under this Section 5.07 with respect to the time prior to such replacement.

              5.08 Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Company under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be hereafter imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Agent), the Company shall pay immediately to the Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Company shall be conclusive in the absence of manifest error as to the amount thereof.

              Section 6.     Conditions Precedent.

              6.01 Conditions to Effectiveness. The effectiveness of this Agreement, and the obligation of any Lender to extend credit hereunder on the Effective Date, are subject to (i) the condition precedent that the Effective Date shall occur on or before December 31, 1997 and (ii) the receipt by the Agent of the following documents, each of which shall be satisfactory to the Agent (and to the extent specified below, to each Lender or the Majority Lenders, as the case may be) in form and substance:

              (a) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency of officers, together with specimen signatures of each such officer) with respect to the execution, delivery and performance of such of the Basic Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).





Credit Agreement                      42

              (b) Officer's Certificate. A certificate of a Responsible Financial Officer of the Company, dated the Effective Date, to the effect set forth in the first sentence of Section 6.03 hereof.

              (c) Opinion of Counsel to the Obligors. Opinions, each dated the Effective Date, of Hughes & Luce, L.L.P., counsel to the Obligors, substantially in the form of Exhibit D hereto, and of Axtmayer Adsuar Muniz & Goyco, special Puerto Rico counsel to the Subsidiary Guarantors operating in the Commonwealth, substantially in the form of Exhibit E hereto and, in each case, covering such other matters as the Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Agent).

              (d) Opinion of Counsel to First Union. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to First Union, substantially in the form of Exhibit F hereto (and First Union hereby instructs such counsel to deliver such opinion to the Lenders).

              (e)       Notes.  The Notes, duly completed and executed.

              (f) Insurance. A certificate of a Responsible Financial Officer of the Company setting forth the insurance obtained by it in accordance with the requirements of Section 8.04 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

              (g) Solvency Analysis. A certificate from a Responsible Financial Officer of the Company to the effect that, as of the Effective Date and after giving effect to the initial extension of credit hereunder and to the other transactions contemplated hereby, (i) the aggregate value of all Properties of the Company and its Subsidiaries, at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the Property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its Subsidiaries, (ii) the Company and its Subsidiaries will not have, on a consolidated basis, unreasonably small capital with which to conduct their business operations as heretofore conducted and (iii) the Company and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature. The Agent shall have also received (x) a certificate from a Responsible Financial Officer of the Company certifying that the financial projections and underlying assumptions contained in such analyses were at the time made, and on the Effective Date are, fair and reasonable and accurately computed and (y) appropriate factual information supporting the conclusions of the solvency analyses and the financial condition certificate required to be delivered as provided above.





Credit Agreement                      43

              (h) Security Agreement. The Security Agreement, duly executed and delivered by the Company and the Agent and the certificates representing the capital stock of each of the direct Subsidiaries of the Company on the Effective Date (65% of the capital stock in the case of Garrido), accompanied by undated stock powers executed in blank. In addition, upon request of the Agent, the Company shall have taken such other action (including, without limitation, delivering to the Agent, (i) Uniform Commercial Code searches for each jurisdiction in which the Company conducts its business or in which any of its Properties are located (or otherwise as the Agent may reasonably request) and (ii) for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

              (i) Subsidiary Guarantee and Security Agreement. The Subsidiary Guarantee and Security Agreement, duly executed and delivered by each Subsidiary of the Company on the Effective Date (other than Garrido) and the Agent and the certificates representing the capital stock of each of the indirect Subsidiaries of the Company on the Effective Date, accompanied by appropriate undated stock powers executed in blank. In addition, upon request of the Agent, the Company shall have taken such other action (including, without limitation, delivering to the Agent, (i) Uniform Commercial Code searches for each such Subsidiary Guarantor for each jurisdiction in which such Subsidiary Guarantor conducts its business or in which any of its Properties are located (or otherwise as the Agent may reasonably request) and (ii) for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements), as the Agent shall have requested in order to perfect the security interests created pursuant to the Subsidiary Guarantee and Security Agreement.

              (j) Payment of Fees and Expenses, Etc. Evidence that the Company shall have paid such fees and expenses as the Company shall have agreed to pay to the Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to First Union, and Fiddler Gonzalez & Rodriguez, special Puerto Rico counsel to First Union, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Loan Documents and the making of the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

              (k) Existing Credit Agreements. Evidence that (i) all principal of and interest accrued on the outstanding "Facility A Loans" and "Facility B Loans" under the Third Restated Agreement and all accrued commitment and other fees thereunder to the Effective Date, (ii) all principal of and interest accrued on the outstanding "Facility C Loans" and "Facility D Loans" under the Restated Supplemental Agreement and all accrued commitment and other fees thereunder to the Effective Date, (iii) all other amounts (if any) payable by the Company under or in respect of the Existing Credit Agreements have been paid in full, and (iv) the "Commitments" (as defined in each of the Third Restated Agreement and the Restated Supplemental Agreement) have terminated.





Credit Agreement                      44

              (l) Other Documents. Such other documents as the Agent or any Lender or special New York counsel to First Union may reasonably request.

              6.02 Conditions Precedent to Lending for Permitted Acquisitions. The obligation of any Lender to make Loans hereunder to finance any Permitted Acquisition (including the Country Fresh Merger and the Morningstar Merger) is subject to the receipt by the Agent of the following documents, each of which shall be satisfactory to the Agent (and to the extent specified below, to each Lender, Majority Lenders, or Supermajority Lenders, as the case may be) in form and substance:

              (a) In connection with each Permitted Acquisition involving the purchase of the capital stock or other ownership interests of a Person (unless such Person is merged contemporaneously into the Company or an existing Subsidiary of the Company) or the formation of a corporation or other entity for the purpose of such Permitted
      Acquisition:

                        (i) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of the relevant Person and of all corporate authority for such Person (including, without limitation, board of directors resolutions and evidence of the incumbency of officers, together with specimen signatures of each such officer) with respect to the execution, delivery and performance of such of the Basic Documents to which such Person is intended to be a party and each other document to be delivered by such Person from time to time in connection herewith and therewith (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Person to the contrary).

                        (ii) Supplemental Subsidiary Guarantee and Security
              Agreement. A Supplemental Subsidiary Guarantee and Security Agreement, substantially in the form of Exhibit C hereto and duly executed by the relevant Supplemental Guarantor, pursuant to which such Supplemental Guarantor shall pledge all of its ownership interests (including, without limitation, warrants, options or other securities convertible into ownership interests) in its Subsidiaries and Affiliates, if any, to the Agent for the benefit of the Lenders, except as otherwise provided herein or therein. In addition, upon the request of the Agent, the Company shall have taken such other action (including, without limitation, delivering to the Agent, (i) Uniform Commercial Code searches for such Supplemental Guarantor for each jurisdiction in which such Supplemental Guarantor conducts its business or in which any of its Properties are located (or otherwise as the Agent may reasonably request) and (ii) for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements), as the Agent shall have requested in order to perfect the security interest created pursuant to such Supplemental Subsidiary Guarantee and Security Agreement.

                        (iii) Opinion of Counsel to the Supplemental Guarantor. Opinions, appropriately dated, of counsel to the relevant Supplemental Guarantor covering such matters as the Agent or any Lender may reasonably request.





Credit Agreement                      45

                        (iv) Opinion of Counsel to First Union.  An opinion,
              appropriately dated, of Milbank, Tweed, Hadley & McCloy, special New York counsel to First Union, substantially in the form of Exhibit F hereto but as to the relevant Supplemental Subsidiary Guarantee and Security Agreement (and First Union hereby instructs such counsel to deliver such opinion to the Lenders).

                        (v) Amendment to Security Agreement; Filings. An amendment to the Security Agreement (or, if applicable, the Subsidiary Guarantee and Security Agreement or the relevant Supplemental Subsidiary Guarantee and Security Agreement), duly executed and delivered by the Company (or the appropriate Subsidiary) and the Agent and the certificates identified in Annex 1 thereto, accompanied by undated stock powers executed in blank. In addition, upon the request of the Agent, the Company shall have taken such other action (including, without limitation, delivering to the Agent, (i) Uniform Commercial Code searches for each Supplemental Guarantor for each jurisdiction in which such Supplemental Guarantor conducts its respective business or in which any of its respective Properties are located (or otherwise as the Agent may reasonably request) and (ii) for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Agent shall have requested in order to perfect the security interests created pursuant to such amendment to the Security Agreement, the Subsidiary Guarantee and Security Agreement, and/or the relevant Supplemental Subsidiary Guarantee and Security Agreement.

                        (vi) Insurance.  Certificates of insurance evidencing
              the existence of all insurance required to be maintained by the relevant Supplemental Guarantor pursuant to Section 8.04 hereof and a certificate of a Responsible Financial Officer of the Company or such Supplemental Guarantor stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

              (b) In connection with all Permitted Acquisitions with respect to which the Net Purchase Price exceeds $15,000,000 (including the Country Fresh Merger and the Morningstar Merger) (as appropriate):

                        (i) Consummation of Permitted Acquisition. Evidence that the relevant Permitted Acquisition shall have been consummated in all material respects in accordance with the terms of the relevant Purchase Agreement, and the Agent shall have received a certificate of a Responsible Financial Officer of the Company to that effect (and attaching thereto a true and complete copy of the relevant Purchase Agreement).

                        (ii) Solvency Analysis.  A certificate from a
              Responsible Financial Officer of the Company to the effect that, as of the date of the respective Permitted Acquisition and after giving effect to the Loans in connection with the relevant





Credit Agreement                      46

              Permitted Acquisition hereunder and to the other transactions contemplated hereby in connection with such Permitted Acquisition, (i) the aggregate value of all Properties of the Company and its Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the Property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its Subsidiaries, (ii) the Company and its Subsidiaries will not, on a consolidated basis, have unreasonably small capital with which to conduct their business operations as theretofore conducted and
              (iii) the Company and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature. The Agent shall have also received
              (x) a certificate from a Responsible Financial Officer of the Company certifying that the financial projections and underlying assumptions contained in such analyses were at the time made, and on the date thereof are, fair and reasonable and accurately computed and (y) appropriate factual information supporting the conclusions of the solvency analyses and the financial condition certificate required to be delivered as provided above.

                        (iii) Financial Information. (A) a certificate of a Responsible Financial Officer of the Company to the effect that on a pro forma basis after giving effect to the relevant Permitted Acquisition, the Company shall remain in compliance with Sections 8.10, 8.11, 8.12 and 8.13 hereof and (B) the most recent audited consolidated balance sheet of the Person (if any) to be acquired and its Subsidiaries and the related statement of income, retained earnings and cash flow for the fiscal year ended on said date, with opinions thereon of the auditors of such Person(or, if audited financial statements are not available to the Company, unaudited financial statements (i) reviewed by independent certified accountants of recognized national standing and acceptable to the Agent and (ii) in form satisfactory to the Agent), and the most recent unaudited consolidated balance sheet of such Person and its Subsidiaries and the related statements of income and retained earnings for the period ended on the date of such unaudited statements.

                        (iv) Payment of Fees and Expenses, Etc.  Evidence that
              the Company shall have paid such fees and expenses as the Company shall have agreed to pay to the Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to First Union, and Fiddler Gonzalez & Rodriguez, special Puerto Rico counsel to First Union, in connection with the satisfaction of the conditions in this Section 6.02 and the making of the Loans hereunder in connection with the relevant Permitted Acquisition (to the extent that statements for such fees and expenses have been delivered to the Company).





Credit Agreement                      47

                        (v) Other Documents. Such other documents as the Agent or any Lender or special New York counsel to First Union may reasonably request.

              (c) In connection with all Permitted Acquisitions (including the Country Fresh Merger and the Morningstar Merger):

                        Environmental Matters.  To the extent that a Permitted
              Acquisition involves the direct or indirect acquisition of real Property, upon the request of the Agent, environmental surveys and assessments prepared by one or more firms of licensed engineers (familiar with the identification of toxic and hazardous substances) in form and substance satisfactory to the Agent, such environmental survey and assessment to be based upon physical on-site inspections by such firm of each of the existing sites and facilities to be owned, operated or leased by the Company or the relevant Supplemental Guarantor or any of its Subsidiaries pursuant to such Permitted Acquisition as well as an historical review of the uses of such sites and facilities and of the business and operations of such Supplemental Guarantor or any of its Subsidiaries (including any former Subsidiaries or divisions thereof or any of its Subsidiaries that have been disposed of prior to the date of such survey and assessment and with respect to which such Supplemental Guarantor or any of its Subsidiaries may have retained liability for Environmental Claims), and if requested by the Agent, the Company shall have agreed to take other reasonable steps after the date of such Permitted Acquisition with respect to such matters as shall be agreed in writing with the Agent.

              6.03 Conditions to all Extensions of Credit. The effectiveness of this Agreement and the obligation of the Lenders to make any Loan or otherwise extend any credit to the Company upon the occasion of each borrowing hereunder (including the borrowing on the Effective Date) are subject to the further conditions precedent that, both immediately prior to such effectiveness and to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof:

                        (i)  no Default shall have occurred and be continuing;
              and

                        (ii) the representations and warranties made by the
              Company in Section 7 hereof, and by each Obligor in each of the other Loan Documents to which it is a party, shall be true and complete on and as of the date of such effectiveness or the date of the making of such Loan or other extension of credit, as the case may be, with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice of borrowing or request for the issuance of a Letter of Credit by the Company hereunder shall constitute a certification by the Company to the effect set forth in the first sentence of this Section 6.03 (both as of the date of such notice and, unless the Company otherwise notifies the Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).





Credit Agreement                      48

              Section 7. Representations and Warranties. The Company represents and warrants to the Agent and the Lenders that (with respect to matters pertaining to itself and each of its Subsidiaries):

              7.01      Corporate Existence.  Each of the Company and its
Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

              7.02 Financial Condition. The Company has heretofore furnished to each of the Lenders the following:

              (a) unaudited consolidating balance sheets of the Company and its Subsidiaries as at December 31, 1996, and the related consolidating statements of income and operating cash flow for the twelve-month period ended on said date; and

              (b) an audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1996 and the related consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for the fiscal period ended on said date, with the opinion thereon of Deloitte & Touche LLP.

All such financial statements fairly present the financial condition of the respective entities as at the respective dates, and the respective results of operations for the respective periods ended on said respective dates, all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of such respective entities has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the respective balance sheets referred to above. Since December 31, 1996 (with respect to the Company and each of its Subsidiaries), there has been no material adverse change in the respective financial condition, operations, business or prospects of each such entity from that set forth in the respective financial statements as at such date.

              7.03 Litigation. Except as disclosed in Schedule IV hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

              7.04 No Breach. None of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the transactions herein and therein





Credit Agreement                      49
contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

              7.05 Action. Each Obligor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate or other action on its part (including, without limitation, any required shareholder or member approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Basic Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each Security Document is effective to create in favor of the Agent for the benefit of the Lenders a legal, valid and enforceable first priority Lien upon all right, title and interest of the Obligor or Obligors party thereto in the Property described therein and such Lien has been perfected, except as otherwise permitted under Section 8.06 hereof or in such Security Document.

              7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of the Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

              7.07 Use of Credit. None of the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, other than purchases of the Company's capital stock from employees of the Company or its Subsidiaries, and no part of the proceeds of the Loans hereunder will be used to buy or carry any Margin Stock.

              7.08 ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the





Credit Agreement                      50

Company would be under an obligation to furnish a report to the Lenders under
Section 8.01(e) hereof.

              7.09 Taxes. The Company and its Subsidiaries (other than the Obligors operating in the Commonwealth and Garrido) are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions. Neva Plastics and Suiza Fruit each hold industrial tax exemption grants entitling each of them to a 90% exemption from income and property taxes and a 60% exemption from municipal license taxes. The grant held by Neva Plastics will expire on August 31, 2000 for income tax purposes, on June 30, 2001 for municipal tax purposes and on January 1, 2000 for property tax purposes. The grant held by Suiza Fruit will expire on October 12, 2002 for income and property tax purposes and on June 30, 2003 for municipal license tax purposes.

              7.10 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

              7.11 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

              7.12      Material Agreements and Liens.

              (a) Part A of Schedule I hereto is a complete and correct list, as of the Effective Date, and after giving effect to the transactions contemplated hereunder to occur on such date, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

              (b) Part B of Schedule I hereto is a complete and correct list, as of the Effective Date (and after giving effect to the transactions contemplated hereunder to occur on such date), of each Lien securing Indebtedness of any Person and covering any Property of the Company or any of its Subsidiaries that will continue after the Effective Date, and the aggregate





Credit Agreement                      51

Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said
Schedule I.

              7.13 Environmental Matters. Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

              In addition, except as to matters with respect to which the Company and its Subsidiaries could not reasonably be expected to incur liabilities in excess of $5,000,000 in the aggregate:

              (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Subsidiaries.

              (b) Neither the Company nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

                        (i) no polychlorinated biphenyls (PCB's) is or has been present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

                        (ii) no asbestos or asbestos-containing materials is or
              has been present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

                        (iii) there are no underground storage tanks, other than those disclosed in consultant reports provided to the Agent by the Company or its Subsidiaries, or





Credit Agreement                      52
              surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

                        (iv) no Hazardous Materials have been Released at, on
              or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

                        (v) no Hazardous Materials have been otherwise Released at, on or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries that would (either individually or in the aggregate) have a Material Adverse Effect.

              (c) Neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. Section 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Company or any of its Subsidiaries.

              (d) No Hazardous Material generated by the Company or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Company or any of its Subsidiaries at any location other than those listed in Schedule II hereto.

              (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any of its Subsidiaries and no site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

              (f) No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Company or any of its Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and neither the Company nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

              (g) All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or





Credit Agreement                      53
      facility now or previously owned, operated or leased by the Company or any of its Subsidiaries and that could result in a Material Adverse Effect have been made available to the Lenders.

              7.14      Capitalization.

              (a) As of the Effective Date, the authorized capital stock of the Company consists of 101,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share;

              (b) As of October 31, 1997, the Company has 15,810,800 shares of issued and outstanding common stock, and all of such issued shares are duly and validly issued and outstanding and are not held in treasury;

              (c) As of the Effective Date (after consummation of the Country Fresh Merger), the Company has 11,691 shares of issued and outstanding Series A preferred stock and all of such issued shares are duly and validly authorized and outstanding and are not held in treasury; and

              (d) As of the Effective Date, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries, except for the right of the holders of certain warrants for the purchase of stock of Franklin Plastics, Inc., a Delaware corporation and a Subsidiary of the Company, to put such stock or warrants to the issuer thereof or the Company.

              7.15      Subsidiaries, Etc.

              (a) Set forth in Part A of Schedule III hereto is a complete and correct list, as of the Effective Date after the consummation of the Country Fresh Merger and the Morningstar Merger, of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of
Schedule III hereto, (x) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens permitted by Section 8.06(c) hereof and Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule III hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) except for warrants for the purchase of stock of Franklin Plastics, Inc., a Delaware corporation, there are no outstanding Equity Rights with respect to such Person.





Credit Agreement                      54

              (b) Set forth in Part B of Schedule III hereto is a complete and correct list, as of the Effective Date after the consummation of the Country Fresh Merger and the Morningstar Merger, of all Investments (other than Investments disclosed in Part A of said Schedule III hereto) held by the Company or any of its Subsidiaries in any Person and, for each such Investment,
(x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule III hereto, each of the Company and its Subsidiaries owns, free and clear of all Liens (other than Liens permitted by Section 8.06(c) hereof and Liens created pursuant to the Security Documents), all such Investments.

              (c) None of the Subsidiaries of the Company is, on the Effective Date, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 8.17(b) hereof, except as permitted thereby.

              7.16 Title to Assets. The Company owns and has on the date hereof, and will own and have on the Effective Date, good and marketable title (subject only to Liens permitted by Section 8.06 hereof) to the Properties shown to be owned in the most recent financial statements referred to in
Section 7.02 hereof (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 8.05 hereof). The Company owns and has on the date hereof, and will own and have on the Effective Date, good and marketable title to, and enjoys on the date hereof, and will enjoy on the Effective Date, peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 8.06 hereof) that are necessary for the operation and conduct of its businesses.

              7.17 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. The pro forma projections of the Company and its Subsidiaries dated October 2, 1997, assuming the completion of the Country Fresh Merger and the Morningstar Merger, heretofore delivered to the Agent and the Lenders, are made in good faith based on reasonable estimates and assumptions on the date hereof. All written information furnished after the date hereof by the Company and its Subsidiaries to the Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

              7.18 Solvency. As of the Effective Date and after giving effect to the initial extension of credit hereunder and the other transactions contemplated hereby, (a) the aggregate value of all Properties of the Company and its Subsidiaries at their present fair saleable value (i.e.,





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
the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the Property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its Subsidiaries, (b) the Company and its Subsidiaries will not, on a consolidated basis, have unreasonably small capital with which to conduct their business operations as heretofore conducted and (c) the Company and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

              Section 8. Covenants of the Company. The Company covenants and agrees with the Lenders and the Agent that, so long as any Commitment or Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Company hereunder:

              8.01 Financial Statements, Etc. The Company shall deliver, or shall cause to be delivered, to each of the Lenders:

              (a) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year, accompanied by a certificate of a Responsible Financial Officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries, in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

              (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such fiscal year and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default;





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
              (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the Commission or any national securities exchange;

              (d) promptly upon mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

              (e) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Responsible Financial Officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                        (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                        (ii) the distribution under Section 4041 of ERISA of a
              notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

                        (iii)      the institution by PBGC of proceedings under
              Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                        (iv) the complete or partial withdrawal from a
              Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;





Credit Agreement                      57

                        (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                        (vi) the adoption of an amendment to any Plan that,
              pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

              (f) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;

              (g) promptly upon receipt thereof, copies of all management letters and other material reports which are submitted to the Board of Directors of the Company or any of its Subsidiaries by their independent certified public accountants in connection with any annual audit of the Company and/or any such Subsidiary by such accountants;

              (h) as soon as available and in any event on or before December 31 of each fiscal year, a budget for the next following fiscal year setting forth for each Subsidiary of the Company and for the Company and its Subsidiaries as a whole, anticipated income, expense and capital expenditure items for each quarter during such fiscal year, together with pro forma unaudited balance sheets of the Company and its Subsidiaries and the related pro forma statements of retained earnings, and quarterly, concurrently with the delivery of the financial statements for such fiscal year pursuant to clause (a) above, a report setting forth a detailed comparison of actual performance to the budget referred to above; and

              (i) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request.

The Company will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to clause (a) above, a certificate of a Responsible Financial Officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.10, 8.11, 8.12 and 8.13 hereof as of the end of the respective quarterly fiscal period or fiscal year.





Credit Agreement                      58

              8.02 Litigation. The Company will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to each Lender notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

        8.03 Existence, Etc. The Company will, and will cause each of its Subsidiaries to:

              (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 8.03 shall prohibit any transaction expressly permitted under Section 8.05 hereof);

              (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

              (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

              (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

              (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

              (f) upon reasonable prior notice, permit representatives of any Lender or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be).

              8.04 Insurance. The Company will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to





Credit Agreement                      59

Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

              On or before the Effective Date, the Company will deliver to the Agent certificates of insurance satisfactory to the Agent evidencing the existence of all insurance required to be maintained by the Company hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage. Thereafter, each year the Company will deliver to the Agent certificates of insurance evidencing that all insurance required to be maintained by the Company hereunder will be in effect through the calendar year following the date of such certificates, subject only to the payment of premiums as they become due.

              8.05 Prohibition of Fundamental Changes. (a) The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

              (b) The Company will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except:

                        (i) for purchases of inventory and other Property to be sold or used in the ordinary course of business;

                       (ii) Investments permitted under Section 8.08 hereof; and

                        (iii)      Permitted Acquisitions.

              (c) The Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests), but excluding:

                        (i)  any Excluded Disposition;

                        (ii) obsolete or worn-out Property, tools or equipment
              no longer used or useful in its business (other than any Excluded Disposition) or real Property no longer used or useful in its business so long as the aggregate amount thereof sold in any single fiscal year by the Company and its Subsidiaries shall not have a fair market value in excess of $10,000,000;

                        (iii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms; and





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
                        (iv) other Property so long as the aggregate amount
              thereof sold or otherwise disposed of in any single fiscal year by the Company and its Subsidiaries shall not have a fair market value in excess of $25,000,000.

              (d)       Notwithstanding the foregoing provisions of this
Section 8.05, so long as no Default shall have occurred and be continuing, and after giving effect to any of the succeeding transactions, no Default would exist hereunder and so long as the Liens created under the Security Documents continue to be in effect:

                        (i) any Subsidiary of the Company may be merged or consolidated with or into: (x) the Company if the Company shall be the continuing or surviving corporation or (y) any other such Subsidiary; and

                        (ii) any Subsidiary of the Company may sell, lease,
              transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Subsidiary of the Company.

              8.06 Limitation on Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

              (a)       Liens created pursuant to the Security Documents;

              (b) Liens in existence on the date hereof and listed in Part B of Schedule I hereto;

              (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet delinquent or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

              (d) carriers', warehousemen's, mechanics', materialmen's, landlord's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings;

              (e) Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under
      Section 9(i) hereof;

              (f) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

              (g) deposits or pledges to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds,





Credit Agreement                      61
      performance bonds and other obligations of a like nature incurred in the ordinary course of business;

              (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

              (i) Liens upon tangible personal Property acquired after the date hereof (by purchase, construction or otherwise), or upon other property acquired after the date hereof as a Capital Expenditure, by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost of such Property; provided that (i) no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired, (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the fair market value (as determined in good faith by a Responsible Financial Officer of the Company) of such Property at the time it was acquired, and
      (iii) the principal amount of all Indebtedness (other than Indebtedness permitted by Section 8.07(d) hereof) secured by such Liens shall not exceed $10,000,000 in the aggregate;

              (j) Liens upon real Property heretofore leased or leased after the date hereof (under operating or capital leases) in the ordinary course of business by the Company or any of its Subsidiaries in favor of the lessor created at the inception of the lease transaction, securing obligations of the Company or any of its Subsidiaries under or in respect of such lease and extending to or covering only the Property subject to such lease and improvements thereon;

              (k) Liens of sellers or creditors of sellers of farm products encumbering such farm products when sold to any of the Obligors pursuant to the Food Security Act of 1985 or pursuant to similar state laws to the extent such Liens may be deemed to extend to the assets of such Obligors;

              (l) protective Uniform Commercial Code filings with respect to personal Property leased by, or consigned to, any Obligor;

              (m) Liens securing Indebtedness of up to $25,000,000 in aggregate principal amount at any one time outstanding which Indebtedness is permitted under Section 8.07(g) hereof; and





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
              (n) any extension, renewal or replacement of the foregoing, provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property.

              8.07 Indebtedness. The Company will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

              (a) Indebtedness to the Lenders hereunder and under the other Loan Documents;

              (b) Indebtedness outstanding on the date hereof and listed in Part A of Schedule I hereto and any Indebtedness issued or incurred to refinance such Indebtedness, provided, however, that the principal amount thereof shall not be increased;

              (c) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company or of the Company to any of its Subsidiaries to the extent permitted under Section 8.08(e) or (g) hereof;

              (d) Indebtedness (including Capital Lease Obligations) incurred to finance the purchase of equipment, and other Capital Lease Obligations, not to exceed $50,000,000 in the aggregate outstanding at any time;

              (e) Indebtedness in respect of an irrevocable letter of credit issued by a financial institution located in the State of Nevada in favor of the State of Nevada Department of Insurance for account of the Company or any of its Subsidiaries, and any extensions or renewals thereof, in an aggregate amount not exceeding $5,000,000 at any one time outstanding;

              (f) Indebtedness in respect of certain irrevocable letters of credit outstanding on the date hereof issued by Fleet National Bank, BankBoston, N.A., Michigan National Bank, Old Kent Bank, The Long Term Credit Bank of Japan and NationsBank of Texas, N.A., respectively, and described in Part C of Schedule I hereto; and

              (g) additional Indebtedness of the Company and its Subsidiaries up to but not exceeding $50,000,000 at any one time outstanding.

              8.08 Investments. The Company will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

              (a) Investments outstanding as of the Effective Date and identified in Part B of Schedule III hereto (including, without limitation, Indebtedness of any Subsidiary of the Company to the Company or any other Subsidiary of the Company);

              (b) operating deposit accounts with depository institutions;





Credit Agreement                      63

              (c)       Permitted Investments;

              (d)       Interest Rate Protection Agreements;

              (e) (i) Investments permitted under Section 8.05(b) hereof and (ii) indemnities executed in connection with the sale of Investment Tax Credits;

              (f) Investments by the Company in the capital stock of its Subsidiaries to the extent outstanding as of the Effective Date;

              (g)       Investments (other than of a type specified in clause
      (f) above and other than the Investments permitted under clause (a) above and Investments in Subsidiaries made in connection with Investments pursuant to clause (e)(i) above) by the Company in its Subsidiaries or by any Subsidiary of the Company in the Company or any other Subsidiary of the Company;

              (h)       loans and advances to employees;

              (i) deposits to secure bids, tenders, utilities, vendors, leases, statutory obligations, surety and appeal bonds and other deposits of like nature arising in the ordinary course of business not exceeding $2,000,000 in the aggregate;

              (j) additional Investments up to but not exceeding $20,000,000 in the aggregate;

              (k) Investments by the Company or any of its Subsidiaries, each of which (A) existed before the time of acquisition of the Person or Property of the Person who made such Investment and (B) was not made in anticipation of such acquisition; and

              (l)       any guarantees permitted under Section 8.07 hereof.

              8.09      [Intentionally left blank]

              8.10 Leverage Ratio. The Company will not permit the Leverage Ratio to exceed the following ratios for the following respective periods:


 PERIOD                                          PERCENTAGE
 ------                                          ----------
From the Effective Date through and               3.90 to 1
       including December 31, 1998
From January 1, 1999 through and                  3.75 to 1
       including December 31, 1999
From and after January 1, 2000                    3.50 to 1


              8.11 Minimum Net Worth. The Company will not permit its Net Worth at any time to be less than $300,000,000 plus 50% of net income for all preceding fiscal quarters





Credit Agreement                      64

(without including the results of any fiscal quarter in respect of which there was a net loss) commencing with the fiscal quarter beginning October 1, 1997. The amount of required Net Worth set forth above shall be increased by 75% of the amount by which the "total stockholders equity" of the Company is increased as a result of any public or private offering of common stock of the Company after October 1, 1997. Promptly upon consummation of each such public or private offering, the Company shall notify the Agent in writing of the amount of such increase in total stockholders equity.

              8.12 Fixed Charges Ratio. The Company will not permit the Fixed Charges Ratio to be less than (i) 1.0 to 1 during the period from the Effective Date through and including December 31, 1998 and (ii) 1.10 to 1 at any time after December 31, 1998.

              8.13 Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio to be less than 3.0 to 1 at any time.

              8.14 Lines of Business. Neither the Company nor any of its Subsidiaries will engage to any substantial extent in any line or lines of business activity other than operations involved in the manufacture, processing or distribution of ice, ice-related products, coffee, dairy products or bottled water which is similar to the water products that are currently processed, bottled and distributed from the dairy facilities of the Company and/or its Subsidiaries, or the manufacture of blow molded plastic bottles, or the lines of business conducted by the Company or any of its Subsidiaries as of the Effective Date or which are related thereto.

              8.15 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate other than Investments permitted under Section 8.08 hereof; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (i) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (ii) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

              8.16 Use of Proceeds. The Company will use the proceeds of the Facility A Loans and the Facility B Loans to be made at any time hereunder solely to repay Indebtedness outstanding under the Existing Credit Agreements, for working capital or for other general corporate purposes (including, without limitation, to finance Permitted Acquisitions). The Company will use the proceeds of all Loans hereunder in compliance with all applicable legal and regulatory requirements. Neither the Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.





Credit Agreement                      65

              8.17      Certain Obligations Respecting Subsidiaries.

              (a) The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly Owned Subsidiary unless as the result of the exercise of warrants outstanding on the Effective Date or otherwise permitted or agreed in connection with a Permitted Acquisition. In the event that any additional shares of stock shall be issued by any Subsidiary, the respective Obligor agrees forthwith to deliver to the Agent pursuant to the relevant Security Document the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Agent shall request to perfect the security interest created therein pursuant to such Security Document.

              (b) The Company will not permit any of its Subsidiaries to enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property; provided, that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by this Agreement, (ii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or Property pending such sale, provided such restrictions and conditions apply only to the Subsidiary or Property that is to be sold and such sale is permitted hereunder, (iii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Property securing such Indebtedness, (iv) restrictions or conditions as the result of the issuance of preferred stock by a Subsidiary pursuant to currently outstanding warrants for the acquisition thereof, and (v) customary provisions in leases and other contracts restricting the assignment thereof.

              (c) The Company will take such action, and will cause each of its Subsidiaries (other than Garrido and any Subsidiary (having no material assets) formed with the intent of merging with or into a Person that will be a Subsidiary subject to this provision) to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Company (other than Garrido and any such Subsidiary having no material assets) are party to, as Obligors, the Subsidiary Guarantee and Security Agreement or a Supplemental Subsidiary Guarantee and Security Agreement. Without limiting the generality of the foregoing, in the event that the Company or any of its Subsidiaries shall form or acquire any new Subsidiary, the Company or the respective Subsidiary will cause such new Subsidiary to (i) become a party to the Subsidiary Guarantee and Security Agreement or a Supplemental Subsidiary Guarantee and Security Agreement pursuant to a written instrument in form and substance satisfactory to the Agent, and (ii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents relating to the foregoing as is consistent with those delivered by each Obligor pursuant to Section 6.02 hereof, or as any Lender or the Agent shall have reasonably requested.





Credit Agreement                      66

              8.18 Modifications of Certain Documents. The Company will furnish to the Agent a copy of each modification, supplement or waiver of any provisions of any agreement, instrument or other document evidencing or relating to the charter or by-laws of the Company or any of its Subsidiaries promptly upon the effectiveness thereof (and the Agent will promptly furnish a copy thereof to each Lender).

              Section 9. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

              (a) The Company shall: (i) default in the payment of any principal of any Loan when due (whether at stated maturity or otherwise); or (ii) default in the payment of any interest on any Loan or Reimbursement Obligation, any fee or any other amount payable by it hereunder or under any other Loan Document when due and such default shall have continued unremedied for three or more Business Days; or

              (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $5,000,000 or more, or in the payment when due of any amount under any Interest Rate Protection Agreement; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or

              (c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by any Obligor, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

              (d) The Company shall default in the performance of any of its obligations under any of Sections 8.01(f), 8.05, 8.06, 8.07, 8.08, 8.10, 8.11, 8.12, 8.13, 8.14, 8.15 or 8.17 hereof; or the Company shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of 30 or more days after notice thereof to the Company by the Agent or any Lender (through the Agent); or

              (e) The Company shall default in the performance of any of its obligations under Section 4.02 of the Security Agreement; any Obligor party to the Subsidiary





Credit Agreement                      67

      Guarantee and Security Agreement or any Supplemental Subsidiary Guarantee and Security Agreement shall default in the performance of any of its obligations under Section 2 or 5.02 thereof; or any Obligor shall default in the performance of any of its other obligations in any Loan Document (other than this Agreement) to which it is party and such default shall continue unremedied for a period of 30 or more days after notice thereof to the Company by the Agent or any Lender (through the Agent); or

              (f) The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

              (g) The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code (or such similar laws) or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

              (h) A proceeding or case shall be commenced, without the application or consent of the Company or the relevant Subsidiary affected thereby, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary, as the case may be, or of all or any substantial part of its Property, or (iii) similar relief in respect of the Company or such Subsidiary, as the case may be, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or any of its Subsidiaries shall be entered in an involuntary case under the Bankruptcy Code; or

              (i) A final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate (exclusive of judgment amounts fully bonded or covered by insurance where the surety or the insurer, as the case may be, has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or any such Subsidiary, as the case may be, shall not, within said period of 30 days, or such longer period during which execution of the same shall have





Credit Agreement                      68
      been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

              (j) An event or condition specified in Section 8.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) have a Material Adverse Effect; or

              (k) A reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries, or any predecessor in interest of the Company or any of its Subsidiaries, of (or there shall have been asserted against the Company or any of its Subsidiaries) an Environmental Claim that, in the judgment of the Majority Lenders, is reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

              (l) During any period of 25 consecutive calendar months, a majority of the Board of Directors of the Company shall no longer be composed of individuals (i) who were members of said Board on the first day of such period or (ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board; or any Person or group of Persons acting in concert, other than Mr. Gregg L. Engles or any other shareholder of the Company as of the Effective Date, shall at any time own or control, directly or indirectly, 20% or more of the Company's voting capital stock; or

              (m) The Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Agent, free and clear of all other Liens (other than Liens permitted under Section 8.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor.

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (g) or (h) of this Section 9 with respect to any Obligor, the Agent may (and, if requested by the Majority Lenders shall), by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder, under the other Loan Documents and under the Notes (including, without limitation, any amounts payable under





Credit Agreement                      69

Section 5.05 or 5.08 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (g) or (h) of this Section 9 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.08 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

              In addition, upon the occurrence and during the continuance of any Event of Default (if the Agent has declared the principal amount then outstanding of, and accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Company hereunder and under the Notes to be due and payable), the Company agrees that it shall, if requested by the Agent or the Majority Lenders through the Agent (and, in the case of any Event of Default referred to in clause (g) or (h) of this Section 9 with respect to the Company, forthwith, without any demand or the taking of any other action by the Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided.

              Section 10.    The Agent.

              10.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its





Credit Agreement                      70
own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent.

              10.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

              10.03 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than a failure by the Company to pay when due any principal of or interest on the Loans) unless the Agent has received notice from a Lender or any Obligor specifying such Default and stating that such notice is a "Notice of Default". In the event that the Company fails to pay when due any principal of or interest on the Loans or the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section
10.07 hereof) take such action with respect to such failure or Default as shall be directed by the Majority Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders, or all of the Lenders.

              10.04 Rights as a Lender. With respect to its Commitments and the Loans made by it, First Union (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. First Union (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Agent, and First Union and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.





Credit Agreement                      71

              10.05 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03, ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 11.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

              10.06 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. The Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the Security Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Agent or any of its affiliates.

              10.07 Failure to Act. Except for action expressly required of the Agent hereunder and under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

              10.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Company, and the Agent may be removed at any time with





Credit Agreement                      72
or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent with the prior consent of the Company (which consent shall not be unreasonably withheld); provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing and the Commitments have been terminated and/or the Loans and other amounts payable by the Obligors hereunder have been declared forthwith due and payable. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, that shall be a bank with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

              10.09 Agency Fee. So long as the Commitments are in effect and until payment in full of the principal of and interest on the Loans and all other amounts payable by the Company hereunder, the Company will pay to the Agent an agency fee in the amount agreed in writing between the Company and the Agent, payable quarterly in arrears commencing on December 31, 1997 and on the last day of each calendar quarter thereafter; provided that if the Commitments shall have been terminated prior to such date, the agency fee shall be payable on the date of such termination. Such fee, once paid, shall be non-refundable.

              10.10 Consents under Other Loan Documents. Except as otherwise provided in Section 11.04 hereof with respect to this Agreement, the Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that the Agent may (without any such prior consent), consent to amendments of the Security Documents which merely increase the collateral security provided thereunder, and further provided that, without the prior consent of each Lender, the Agent shall not (except as provided herein or in the Security Documents) release any guarantee or collateral or otherwise terminate any Lien under any Loan Document providing for collateral security, or agree to additional obligations being secured by such collateral security, except that no such consent shall be required, and the Agent is hereby authorized, to release any Lien covering Property that is the subject of a disposition of Property permitted hereunder or to which the Majority Lenders have consented or to release any guarantee of any Obligor that is the subject of a disposition to which the Majority Lenders have consented.

              10.11 Syndication Agent. The Syndication Agent named on the cover page of this Agreement shall have no duties, obligations or responsibilities hereunder except in its capacity as a Lender.





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
              Section 11.    Miscellaneous.

              11.01 Waiver. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

              11.02 Notices. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

              11.03     Expenses, Etc.   The Company agrees to pay or reimburse
each of the Lenders and the Agent for: (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to First Union, and Fiddler Gonzalez & Rodriguez, special Puerto Rico counsel to First Union) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated); (b) all reasonable out-of-pocket costs or allocated costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees, allocated costs and expenses of legal counsel, which may be employees of the Lenders or the Agent) in connection with
(i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or any other document referred to therein.

              The Company hereby agrees to indemnify the Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of





Credit Agreement                      74
them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Lender, whether or not the Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Company will indemnify the Agent and each Lender from, and hold the Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (including any Lien filed against all or any part of the Property of the Company and its Subsidiaries in favor of any governmental entity, but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, including any such Release or threatened Release that shall occur during any period prior to the termination of the Commitments and the payment in full of the Loans and other amounts owing hereunder and under the other Loan Documents when the Agent or any Lender shall be in possession of any such site or facility following the exercise by the Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents to the extent such Release results from a continuation of conditions previously in existence at, or practices theretofore employed in connection with the operation of, such site or facility.

              11.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Agent and the Majority Lenders, or by the Company and the Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Agent acting with the consent of the Majority Lenders; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the terms of this Section 11.04, (vii) modify the definition of the terms "Majority Lenders" or "Supermajority Lenders", or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof or modify Section 4.07(b) or Section 11.06(b)(ii) or (iii) hereof, (viii) release any Subsidiary Guarantor or Supplemental Guarantor





Credit Agreement                      75
from any of its guarantee obligations under the Subsidiary Guarantee and Security Agreement or any Supplemental Subsidiary Guarantee and Security Agreement or release (or terminate any Lien on) all or substantially all of the Collateral (as defined in the Security Documents) except as provided in the Security Documents with respect to such Collateral in any of the Security Documents or (ix) waive any of the conditions precedent set forth in Section 6.01, 6.02 or 6.03 hereof; (b) Sub-clause (i)(b) of the definition of "Permitted Acquisition" may be modified, supplemented or waived only by an instrument in writing signed by the Company, the Agent and the Supermajority Lenders, or by the Company and the Agent acting with the consent of the Supermajority Lenders; and (c) any modification of any of the rights or obligations of the Agent or any Issuing Bank shall require the consent of the Agent or the Issuing Bank, as the case may be.

              11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

              11.06     Assignments and Participations.

              (a) The Company may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Agent.

              (b) Each Lender may assign any of its Loans, its Notes, its Commitments, and, if such Lender is a Facility A Lender, its Letter of Credit Interest with the consent of the Company and the Agent, and in the case of the Facility A Commitment or Letter of Credit Interest, the Issuing Bank (which consents shall not be unreasonably withheld) pursuant to an Assignment and Acceptance substantially in the form of Exhibit H hereto; provided that:

                        (i) no such consent by the Company shall be required in the case of any assignment to another Lender or in any case if an Event of Default has occurred and is continuing;

                        (ii) each assignment by a Lender of its Loans, Notes or
              Commitment of any Class or Letter of Credit Interest shall be made in such a manner so that the same portion of such Loans, Notes, Commitment and (if applicable) Letter of Credit Interest is assigned to the respective assignee; and

                        (iii) any such assignment of less than all of such Lender's interests in the Facility A Loans and Facility B Loans, Facility A Notes and Facility B Notes and Facility A Commitments and Facility B Commitments, as the case may be, shall be in an aggregate amount at least equal to $10,000,000 ($5,000,000 if the assignee is already a Lender).

Upon execution and delivery by the assignor and assignee to the Company, the Agent and, if applicable, the Issuing Bank of such Assignment and Acceptance , and upon consent thereto by the Company, the Agent and Issuing Bank, to the extent required above, the assignee shall have, to the extent of such assignment, the obligations, rights and benefits of a Lender hereunder





Credit Agreement                      76
holding the Commitment(s) and Loans and, if applicable, Letter of Credit Interests (or portions thereof) assigned to it as specified in such Assignment and Acceptance (in addition to the Commitment(s), Loans and/or Letter of Credit Interests, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment (other than an assignment required under Section 5.07 hereof) the assigning Lender shall pay the Agent an assignment fee of $3,000.

              (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part (in a minimum amount of $5,000,000) of any Loans or Letter of Credit Interests held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of the provisions of Section 8.01(i) hereof with respect to its participation in such Loans, Letter of Credit Interests and Commitments as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c) hereof, shall not have any other rights or benefits under this Agreement or any Note or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 hereof in respect of Loans or Letter of Credit Interests held by it, and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interests and Commitments, and as if such Lender were funding each of such Loans, Letter of Credit Interests and Commitments in the same way that it is funding the portion of such Loans, Letter of Credit Interests and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Lender's related Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant,
(iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of the Company to prepay the related Loans, (vi) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 10.10 or 11.04 hereof, requires the consent of each Lender or (vii) release any Subsidiary Guarantor or Supplemental Guarantor from any of its guarantee obligations under the Subsidiary Guarantee and Security Agreement or any Supplemental Subsidiary Guarantee and Security Agreement or release (or terminate any Lien on) all or substantially all of the Collateral except as provided in the Security Documents with respect to such Collateral in any of the Security Documents.

              (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Lender may (without notice to the Company, the Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any





Credit Agreement                      77
portion of its Loans, Notes and/or Letter of Credit Interests to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans, Notes and Letter of Credit Interests to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

              (e) A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.

              (f) Anything in this Section 11.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Company or any of its Subsidiaries or Affiliates without the prior consent of each Lender.

              (g) At the request of any Lender that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, the Company shall maintain, or cause to be maintained, a register (the "Register") that, at the request of the Company, shall be kept by the Agent on behalf of the Company at no charge to the Company at the address to which notices to the Agent are to be sent hereunder, on which it enters the name of such Lender as the registered owner of each Registered Loan held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or otherwise transferred in whole or in part by registration of such assignment or transfer on the Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected by registration of such assignment or transfer on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or transfer of any Registered Loan (and the Registered Note, if any, evidencing the same), the Company shall treat the Person in whose name such Registered Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender that is a Registered Holder at any reasonable time upon reasonable prior notice.

              11.07 Survival. The obligations of the Company under Sections 5.01, 5.05, 5.06, 5.08 and 11.03 hereof, and the obligations of the Lenders under Section 10.05 hereof, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or the issuance of a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit





Credit Agreement                      78
hereunder (whether by means of a Loan or the issuance of a Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

              11.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

              11.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

              11.10 Governing Law; Submission to Jurisdiction; Service of Process and Venue.

              (a) This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

              (b) The Company hereby agrees that any suit, action or proceeding with respect to this Agreement, any Note or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York, in the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), or in any other appellate court in the State of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of such court for the purpose of any such suit, action, proceeding or judgment. Each party hereto further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

              (c) The Company hereby irrevocably consents to the service of process in any suit, action or proceeding in such courts by the mailing thereof by the Agent or any Lender by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto. Nothing herein shall in any way be deemed to limit the ability of the Agent or any Lender to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Company in such other jurisdictions, and in such manner, as may be permitted by applicable law.

              (d) The Company hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement, the Notes or the other Loan Documents brought in any such court and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.





Credit Agreement                      79

              11.11 Waiver of Jury Trial. EACH OF THE COMPANY, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

              11.12     Treatment of Certain Information; Confidentiality.

              (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Company hereby authorizes each Lender to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments.

              (b) Each Lender and the Agent agree (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Obligor pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Agent, (iii) to any Lender's examiners, auditors or accountants, (iv) to the Agent, the Syndication Agent named on the cover page of this Agreement or any other Lender, (v) in connection with any litigation to which any one or more of the Lenders or the Agent is a party, (vi) to a subsidiary or affiliate of such Lender as provided in clause (a) above or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit G hereto; provided, further, that in no event shall any Lender or the Agent be obligated or required to return any materials furnished by any Obligor. The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit G hereto shall be superseded by this Section 11.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 11.06 hereof.





Credit Agreement                      80

              IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered as of the day and year first above written.

                                         COMPANY


                                         SUIZA FOODS CORPORATION


                                         By  /s/ Tracy L. Noll
                                            ------------------------------------
                                               Title: Vice President

                                         Address for Notices:

                                         3811 Turtle Creek Boulevard
                                         Suite 1300
                                         Dallas, Texas 75219

                                         Attention:  Gregg L. Engles

                                         Telecopier No.: (214) 528-9929

                                         Telephone No.: (214) 528-9922





Credit Agreement                      81

                                         LENDERS


                                         FACILITY A LENDERS AND FACILITY B
                                         ---------------------------------
                                         LENDERS
                                         -------


Facility A Commitment              THE FIRST NATIONAL BANK OF CHICAGO
---------------------
      $29,960,000


Facility B Commitment              By /s/ Larry E. Cooper
---------------------                -------------------------------------------
      $23,540,000                            Title: First Vice President


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         The First National Bank of Chicago
                                         One First National Plaza
                                         Suite 0634, 10th Floor
                                         Chicago, IL  60670

                                         Address for Notices:

                                         The First National Bank of Chicago
                                         One First National Plaza
                                         Suite 0634, 10th Floor
                                         Chicago, IL  60670

                                         Attention:  Mattie Reed

                                         Telecopier No.:  (312) 732-4840

                                         Telephone No.:     (312) 732-5219





Credit Agreement                     82

Facility A Commitment              FIRST UNION NATIONAL BANK
---------------------
      $29,960,000


Facility B Commitment              By /s/ Thomas M. Molitor
---------------------                ---------------------------------------
      $23,540,000                            Title: Vice President


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         First Union National Bank
                                         301 S. College Street
                                         Charlotte, NC  28288-0737

                                         Address for Notices:

                                         First Union National Bank
                                         301 S. College Street
                                         Charlotte, NC  28288-0737

                                         Attention:  Sana Alkoor - Suiza

                                         Telecopier No.:  (704) 383-6537

                                         Telephone No.:   (704) 374-9831





Credit Agreement                      83

Facility A Commitment              NATIONSBANK OF TEXAS, N.A.
---------------------
      $25,200,000


Facility B Commitment              By /s/ Bianca Hemmen
---------------------                --------------------------------------
      $19,800,000                            Title:  Senior Vice President


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         NATIONSBANK of Texas, N.A.
                                         901 Main Street, 67th Floor
                                         Dallas, TX  75202

                                         Address for Notices:

                                         NATIONSBANK of Texas, N.A.
                                         901 Main Street, 67th Floor
                                         Dallas, TX  75202

                                         Attention:  Ms. Bianca Hemmen

                                         Telecopier No.:  214-508-0980

                                         Telephone No.:   214-508-0963





Credit Agreement                      84

Facility A Commitment              BANK OF AMERICA NT&SA
---------------------
      $25,200,000

Facility B Commitment              By /s/ G. Burton Queen
---------------------                ----------------------------------
      $19,800,000                            Title: Managing Director


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         Bank of America
                                         231 South LaSalle Street, 9th Floor
                                         Chicago, Illinois  60697

                                         Address for Notices:

                                         Bank of America Illinois
                                         231 South LaSalle Street, 9th Floor
                                         Chicago, Illinois  60697

                                         Attention:  W. Thomas Barnett

                                         Telecopier No.:  (312) 987-1276

                                         Telephone No.:   (312) 828-3105





Credit Agreement                      85

Facility A Commitment              THE BANK OF NOVA SCOTIA
---------------------
      $23,520,000

Facility B Commitment              By /s/ F.C.H. Ashby
---------------------                --------------------------------------
      $18,480,000                            Title: Senior Manager Loan
                                             Operations

                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         The Bank of Nova Scotia
                                         Atlanta Agency
                                         600 Peachtree Street, N.E.
                                         Suite 2700
                                         Atlanta, Georgia  30308

                                         Address for Notices:

                                         The Bank of Nova Scotia
                                         Atlanta Agency
                                         600 Peachtree Street, N.E.
                                         Suite 2700
                                         Atlanta, Georgia  30308

                                         Attention:  F.C.H. Ashby
                                                    Senior Assistant Agent

                                         Telecopier No.:  (404) 888-8998

                                         Telephone No.:   (404) 877-1500


                                         with a copy to:

                                         The Bank of Nova Scotia
                                         Houston Representative Office
                                         1100 Louisiana
                                         Suite 3000
                                         Houston, Texas  77002

                                         Attention:  Rosine Matthews
                                                    Relationship Manager

                                         Telecopier No.:  (713) 752-2425

                                         Telephone No.:   (713) 759-3432





Credit Agreement                      86

Facility A Commitment              CREDIT AGRICOLE INDOSUEZ
---------------------
      $23,520,000


Facility B Commitment              By /s/ Dean Balice
---------------------                -------------------------------------------
      $18,480,000                     Title: Senior Vice President Branch
                                             Manager


                                         By /s/ Katherine L. Abbott
                                           -------------------------------------

                                         Title:     First Vice President


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         Credit Agricole Indosuez
                                         55 E. Monroe
                                         Suite 4700
                                         Chicago, IL  60603
                                         Attention:  Mr. Brad Peterson

                                         Address for Notices:

                                         Credit Agricole Indosuez
                                         55 E. Monroe
                                         Suite 4700
                                         Chicago, IL  60603

                                         Attention:  Ms. Kim Wilp

                                         Telecopier No.:  (312) 372-4421

                                         Telephone No.:   (312) 917-7450





Credit Agreement                      87

Facility A Commitment              CREDIT LYONNAIS NEW YORK BRANCH
---------------------
      $23,520,000


Facility B Commitment              By /s/ Robert Ivosevich
---------------------                -------------------------------------------
      $18,480,000                            Title:  Senior Vice President


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         Credit Lyonnais New York Branch
                                         c/o Credit Lyonnais Dallas
                                         2200 Ross Avenue
                                         Suite 4400 West
                                         Dallas, Texas 75201

                                         Address for Notices:

                                         Credit Lyonnais New York Branch
                                         c/o Credit Lyonnais Dallas
                                         2200 Ross Avenue
                                         Suite 4400 West
                                         Dallas, Texas 75201

                                         Attention:  Blake Wright

                                         Telecopier No.:  (214) 220-2323

                                         Telephone No.:   (214) 220-2303





Credit Agreement                      88

Facility A Commitment              FLEET NATIONAL BANK
---------------------
      $23,520,000


Facility B Commitment              By /s/ Steven Kalin
---------------------                --------------------------------------
      $18,480,000                            Title:  Assistant Vice President


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         Fleet National Bank
                                         One Landmark Square
                                         Mailstop CTFD 0752
                                         Stamford, CT  06904

                                         Address for Notices:

                                         Fleet National Bank
                                         One Landmark Square
                                         Mailstop CTFD 0752
                                         Stamford, CT  06904

                                         Attention:  Steve Kalin

                                         Telecopier No.:  203-358-6111

                                         Telephone No.:   203-358-2013





Credit Agreement                      89

Facility A Commitment              THE FUJI BANK, LIMITED, Houston Agency
---------------------
      $23,520,000


Facility B Commitment              By /s/ Philip C. Lauinger III
---------------------                --------------------------------------
      $18,480,000                            Title: Vice President & Manager


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         The Fuji Bank, Limited,
                                           Houston Agency
                                         One Houston Center
                                         1221 McKinney Street, Suite 4100
                                         Houston, TX  77010

                                         Telecopier No.:  (713) 951-0590

                                         Address for Notices:

                                         The Fuji Bank, Limited,
                                           Houston Agency
                                         One Houston Center
                                         1221 McKinney Street, Suite 4100
                                         Houston, TX  77010

                                         Attention:  Greg Parten

                                         Telecopier No.:  (713) 759-0048

                                         Telephone No.:   (713) 650-7851





Credit Agreement                      90

Facility A Commitment              HARRIS TRUST AND SAVINGS BANK
---------------------
      $23,520,000


Facility B Commitment              By /s/ Mary Burke
---------------------                -------------------------------------------
      $18,480,000                            Title: Vice President


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         Harris Trust and Savings Bank
                                         111 West Monroe Street
                                         18th Floor West
                                         Chicago, IL  60603

                                         Address for Notices:

                                         Harris Trust and Savings Bank
                                         111 West Monroe Street
                                         18th Floor West
                                         Chicago, IL  60603

                                         Attention:  Jerry Karl/Marielcy Estrada

                                         Telecopier No.:  (312) 765-8095

                                         Telephone No.:     (312) 461-3776/7664





Credit Agreement                      91

Facility A Commitment              THE LONG-TERM CREDIT BANK OF JAPAN,
---------------------
      $23,520,000                          LIMITED, NEW YORK BRANCH


Facility B Commitment              By /s/ Sadao Muraoka
---------------------                --------------------------------------
      $18,480,000                            Title: Head of Southwest Region


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         The Long-Term Credit Bank of Japan,
                                           Limited, New York Branch
                                         165 Broadway
                                         New York, NY  10006

                                         Address for Notices:

                                         The Long-Term Credit Bank of Japan,
                                           Limited, New York Branch
                                         Dallas Representative Office
                                         2200 Ross Avenue, Suite 4700 West
                                         Dallas, TX  75201

                                         Attention:  Robert L. Nelson

                                         Telecopier No.:  (214) 969-5357

                                         Telephone No.:   (214) 969-5352





Credit Agreement                      92

Facility A Commitment              BANQUE PARIBAS
---------------------
      $23,520,000


Facility B Commitment              By /s/ Chuck Irwin
---------------------                ---------------------------
      $18,480,000                            Title:  Vice President


                                         By /s/ Larry Robinson
                                           -------------------------
                                             Title:  Vice President

                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         Banque Paribas
                                         1200 Smith Street
                                         Suite 3100
                                         Houston, Texas  77002

                                         Address for Notices:

                                         Banque Paribas
                                         1200 Smith Street
                                         Suite 3100
                                         Houston, Texas  77002

                                         Attention:  Chuck E. Irwin

                                         Telecopier No.:  (713) 659-5234

                                         Telephone No.:  (713) 659-4811




Credit Agreement                      93

Facility A Commitment              WELLS FARGO BANK (TEXAS), N.A.
---------------------
      $23,520,000


Facility B Commitment              By /s/ Jeffrey S.A. Cook
---------------------                -------------------------------------------
      $18,480,000                            Title:  Vice President


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         Wells Fargo Bank (Texas), N.A.
                                         1445 Ross Ave., Suite 300
                                         Dallas, TX  75202


                                         Address for Notices:

                                         Wells Fargo Bank (Texas), N.A.
                                         1445 Ross Ave., Suite 300
                                         Dallas, TX  75202

                                         Attention:  Jeffrey Cook

                                         Telecopier No.:  214-740-1543

                                         Telephone No.:   214-740-1539





Credit Agreement                      94

Facility A Commitment              BANCO POPULAR DE PUERTO RICO
---------------------
      $22,400,000


Facility B Commitment              By /s/ Jose Antonio Torres
---------------------                -------------------------------------------
      $17,600,000                            Title: Vice President


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         Banco Popular de Puerto Rico
                                         7 West 51st Street, 2nd Floor
                                         New York, New York  10019

                                         Address for Notices:

                                         Banco Popular de Puerto Rico
                                         7 West 51st Street, 2nd Floor
                                         New York, New York  10019

                                         Attention:  C. Joseph Poy
                                                     Vice President

                                         Telecopier No.:  (212) 586-3537

                                         Telephone No.:  (212) 445-1838

                                         With a copy to:

                                         Hector Vina
                                         Banco Popular de Puerto Rico
                                         Ponce de Leon 209
                                         Popular Center Building
                                         Sixth Floor
                                         Hato Rey, Puerto Rico 00918





Credit Agreement                      95

Facility A Commitment              CIBC INC.
---------------------
      $22,400,000


Facility B Commitment              By /s/ Christopher P. Kleczkowski
---------------------                -------------------------------------------
      $17,600,000                            Title: Director, CIBC Oppenheimer
                                              AS AGENT


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         CIBC Inc.
                                         2727 Paces Ferry Road, Suite 1200
                                         Atlanta, GA  30339

                                         Address for Notices:

                                         CIBC Oppenheimer Corp.
                                         Two Houston Center, Suite 1200
                                         909 Fannin Street
                                         Houston, TX  77010

                                         Attention:  Bill Schrauff

                                         Telecopier No.:  713-650-3727

                                         Telephone No.:   713-655-5291

                                         With a copy to:

                                         CIBC Oppenheimer Corp.
                                         2727 Paces Ferry Road, Suite 1200
                                         Atlanta, GA  30339

                                         Attention:  Vickie Summey (Borrowings)
                                                      Ken Auchter
                                                      (Other Notices)

                                         Telecopier No.:  770-319-4950
                                         Telephone No.:   770-319-4841
                                                            (Auchter)
                                                            770-319-4852
                                                            (Summey)





Credit Agreement                      96

Facility A Commitment              BANKBOSTON, N.A.
---------------------
      $19,600,000


Facility B Commitment              By /s/ Maura Wadlinger
---------------------                -------------------------------------------
      $15,400,000                            Title:  Vice President


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         BANKBOSTON, N.A.
                                         100 Federal Street
                                         Mail Code 01-09-04
                                         Boston, MA  02110


                                         Address for Notices:

                                         BANKBOSTON, N.A.
                                         100 Federal Street
                                         Mail Code 01-09-04
                                         Boston, MA  02110

                                         Attention:  Lisa Marshall

                                         Telecopier No.:  617-434-6685

                                         Telephone No.:   617-434-4117





Credit Agreement                      97

Facility A Commitment              NATEXIS BANQUE BFCE
---------------------
      $19,600,000

Facility B Commitment              By /s/ Mark A. Harrington
---------------------                -------------------------------------------
      $15,400,000                            Title: Vice President and Regional
                                                    Manager

                                         By /s/ Paul H. Diouri
                                           -------------------------------------
                                             Title:  Assistant Treasurer

                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         NATEXIS Banque BFCE
                                         New York Branch
                                         645 Fifth Avenue
                                         20th Floor
                                         New York, New York  10022

                                         Address for Notices:

                                         NATEXIS Banque BFCE
                                         Southwest Representative Office
                                         333 Clay Street, Suite 4340
                                         Houston, TX  77002

                                         Attention:  Tanya McAllister

                                         Telecopier No.:  713-759-9908

                                         Telephone No.:   713-759-9401

                                         With a copy to:

                                         NATEXIS Banque
                                         New York Branch
                                         645 Fifth Avenue
                                         20th Floor
                                         New York, New York  10022

                                         Attention:  Joan Rankine

                                         Telecopier No.:  212-872-5045

                                         Telephone No.:   212-872-5035





Credit Agreement                      98

Facility A Commitment              BHF BANK AKTIENGESELLSCHAFT
---------------------
      $19,600,000


Facility B Commitment              By /s/ John Sykes
---------------------                ----------------------------------------
      $15,400,000                            Title:  Assistant Vice President


                                         By /s/ Thomas J. Scifo
                                           -------------------------------------
                                             Title:  Assistant Vice President


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         BHF Bank Aktiengesellschaft
                                         590 Madison Avenue
                                         New York, NY  10022-2540


                                         Address for Notices:

                                         BHF Bank Aktiengesellschaft
                                         590 Madison Avenue
                                         New York, NY  10022-2540

                                         Attention:  John Sykes

                                         Telecopier No.:  212-756-5536

                                         Telephone No.:   212-756-5939





Credit Agreement                      99

Facility A Commitment              THE BANK OF TOKYO - MITSUBISHI, LTD.
---------------------
      $19,600,000


Facility B Commitment              By /s/ J. Mearns
---------------------                -------------------------------------------
      $15,400,000                            Title:  Vice President & Manager


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         The Bank of Tokyo - Mitsubishi, Ltd.
                                         2001 Ross Avenue, Suite 3150
                                         Lock Box 118
                                         3150 Trammell Crow Center
                                         Dallas, TX  75201


                                         Address for Notices:

                                         The Bank of Tokyo - Mitsubishi, Ltd.
                                         2001 Ross Avenue, Suite 3150
                                         Lock Box 118
                                         3150 Trammell Crow Center
                                         Dallas, TX  75201

                                         Attention:  John Mearns

                                         Telecopier No.:  214-954-1007

                                         Telephone No.:   214-954-1200 x104





Credit Agreement                     100

Facility A Commitment              COMPAGNIE FINANCIERE DE
---------------------                      CIC ET DE L'UNION EUROPEENNE
      $19,600,000


Facility B Commitment              By /s/ Brian O'Leary
---------------------                -------------------------------------------
      $15,400,000                            Title:  Vice President

                                         By /s/ Sean Mounier
                                           -------------------------------------
                                             Title:  First Vice President


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         Compagnie Financiere de
                                           CIC et de l'Union Europeenne
                                         520 Madison Avenue
                                         37th Floor
                                         New York, NY  10022


                                         Address for Notices:

                                         Compagnie Financiere de
                                           CIC et de l'Union Europeenne
                                         520 Madison Avenue
                                         37th Floor
                                         New York, NY  10022

                                         Attention:  Brian P. O'Leary

                                         Telecopier No.:  212-715-4535

                                         Telephone No.:   212-715-4422





Credit Agreement                     101

Facility A Commitment              COOPERATIEVE CENTRALE RAIFFEISEN-
---------------------                      BOERENLEENBANK B.A., "RABOBANK
      $19,600,000                          NEDERLAND", NEW YORK BRANCH


Facility B Commitment
---------------------
      $15,400,000                        By /s/ Johannes F. Breukhoven
                                           -------------------------------------
                                             Title:  Vice President

                                         By /s/ Ian Reece
                                           -------------------------------------
                                             Title:  Senior Credit Officer


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         Cooperatieve Centrale Raiffeisen-
                                           Boerenleenbank B.A., "Rabobank
                                           Nederland", New York Branch
                                         245 Park Avenue
                                         New York, NY  10167

                                         Address for Notices:

                                         Cooperatieve Centrale Raiffeisen-
                                           Boerenleenbank B.A., "Rabobank
                                           Nederland", New York Branch
                                         245 Park Avenue
                                         New York, NY  10167

                                         Attention: Corporate Services
                                         Department

                                         Telecopier No.:  212-808-0233

                                         Telephone No.:   212-916-7800

                                         With a copy to:

                                         Rabobank Nederland
                                         One Galleria Tower
                                         13355 Noel Road, Suite 1000
                                         Lock Box 69
                                         Dallas, TX  75240
                                         Attention:  Gordon Arnold
                                         Telecopier No.:  972-419-6315
                                         Telephone No.:   972-419-5260





Credit Agreement                     102

Facility A Commitment              SOCIETE GENERALE, Southwest Agency
---------------------
      $19,600,000


Facility B Commitment              By /s/ Richard M. Lewis
---------------------                -------------------------------------------
      $15,400,000                            Title:  Vice President


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         Societe Generale
                                         2001 Ross Avenue
                                         Suite 4800
                                         Dallas, TX  75201

                                         Address for Notices:

                                         Societe Generale
                                         2001 Ross Avenue
                                         Suite 4800
                                         Dallas, TX  75201

                                         Attention:  Dave Oldani

                                         Telecopier No.:  214-979-1104

                                         Telephone No.:   214-979-2736





Credit Agreement                     103

Facility A Commitment              THE SUMITOMO BANK, LIMITED
---------------------
      $19,600,000


Facility B Commitment              By /s/ Reiji Sato
---------------------                -------------------------------------------
      $15,400,000                            Title:  Joint General Manager


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         The Sumitomo Bank, Limited
                                         New York Branch
                                         277 Park Avenue
                                         New York, NY  10172


                                         Address for Notices:

                                         The Sumitomo Bank, Limited
                                         700 Louisiana Street
                                         Suite 1750
                                         Houston, TX  77002

                                         Attention:  William Rogers

                                         Telecopier No.:  713-759-0020

                                         Telephone No.:   713-238-8214





Credit Agreement                     104

Facility A Commitment              THE TOYO TRUST & BANKING CO., LTD.
---------------------
      $19,600,000


Facility B Commitment              By /s/ Takashi Mikumo
---------------------                -------------------------------------------
      $15,400,000                            Title:  Vice President


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         The Toyo Trust and Banking Co., Ltd.
                                         666 Fifth Avenue
                                         33rd Floor
                                         New York, NY  10103

                                         Address for Notices:

                                         The Toyo Trust and Banking Co., Ltd.
                                         666 Fifth Avenue
                                         33rd Floor
                                         New York, NY  10103

                                         Attention:  Sharon Bonelli

                                         Telecopier No.:  212-307-3498

                                         Telephone No.:   212-307-3410





Credit Agreement                     105

Facility A Commitment              THE SUMITOMO TRUST & BANKING
---------------------                    CO. LTD., New York Branch
      $16,800,000


Facility B Commitment              By /s/ Suraj P. Bhatia
---------------------                -------------------------------------------
      $13,200,000                            Title: Senior Vice President
                                                    Manager Corporate Finance
                                                    Dept.

                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         The Sumitomo Trust & Banking Co. Ltd.,
                                         New York Branch
                                         527 Madison Avenue
                                         New York, NY  10022


                                         Address for Notices:

                                         The Sumitomo Trust & Banking Co. Ltd.,
                                         New York Branch
                                         527 Madison Avenue
                                         New York, NY  10022


                                         Attention:  Elizabeth Quirk

                                         Telecopier No.:  212-418-4848

                                         Telephone No.:   212-326-0553





Credit Agreement                     106

Facility A Commitment              AMSOUTH BANK
---------------------
      $14,000,000


Facility B Commitment              By /s/ Donald M. Sinclair
---------------------                ---------------------------------------
      $11,000,000                            Title:  Vice President


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         AmSouth Bank
                                         1900 5th Avenue, North
                                         Sonat Tower - 7th
                                         Birmingham, AL  35203


                                         Address for Notices:

                                         AmSouth Bank
                                         1900 5th Avenue, North
                                         Sonat Tower - 7th
                                         Birmingham, AL  35203

                                         Attention:  Donald M. Sinclair

                                         Telecopier No.:  205-583-4436

                                         Telephone No.:   205-801-0349





Credit Agreement                     107

Facility A Commitment              BANQUE NATIONALE DE PARIS,
---------------------
      $14,000,000                        Houston Agency



Facility B Commitment              By /s/ David P. Camp
---------------------                ------------------------------------------
      $11,000,000                            Title:  Banking Officer


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         Banque Nationale de Paris
                                         333 Clay Street, Suite 3400
                                         Three Allen Center
                                         Houston, TX 77002

                                         Attention: Donna Rose

                                         Telecopier No.:  713-659-1414

                                         Telephone No.:   713-951-1200


                                         Address for Notices:

                                         Banque Nationale de Paris
                                         717 North Horwood
                                         Suite 2630
                                         Dallas, TX 75230

                                         Attention:  David Camp

                                         Telecopier No.:  214-969-0060

                                         Telephone No.:   214-969-7388





Credit Agreement                     108

Facility A Commitment              COMERICA BANK
---------------------
      $14,000,000


Facility B Commitment              By /s/ Kim A. Uhlemann
---------------------                ------------------------------------
      $11,000,000                            Title:  Vice President


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         Comerica Bank
                                         4100 Spring Valley Road
                                         Suite 900
                                         Dallas, TX  75244

                                         Address for Notices:

                                         Comerica Bank
                                         4100 Spring Valley Road
                                         Suite 900
                                         Dallas, TX  75244

                                         Attention:  Mr. Kim A. Uhlemann
                                                    Vice President

                                         Telecopier No.:  214-818-2550

                                         Telephone No.:   214-818-2545





Credit Agreement                     109

Facility A Commitment              INDUSTRIAL BANK OF JAPAN, LIMITED
---------------------
      $14,000,000


Facility B Commitment              By /s/ Walter Wolff
---------------------                -------------------------------------------
      $11,000,000                            Title: Senior Vice President/
                                              Deputy General Manager


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         Industrial Bank of Japan
                                         227 West Monroe, Suite 2600
                                         Chicago, IL 60606

                                         Address for Notices:

                                         Industrial Bank of Japan
                                         227 West Monroe, Suite 2600
                                         Chicago, IL 60606


                                         Attention:  Timothy Avendt

                                         Telecopier No.: 312-855-8200

                                         Telephone No.:  312-855-8499





Credit Agreement                     110

Facility A Commitment              MELLON BANK, N.A.
---------------------
      $14,000,000


Facility B Commitment              By /s/ Marc T. Kennedy
---------------------                ----------------------------------
      $11,000,000                            Title:  Assistant Vice President


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         Mellon Bank, N.A.
                                         Three Mellon Bank Center
                                         Room 153-1200
                                         Pittsburgh, PA  15259

                                         Attention: Loan Administrator
                                         Telecopier No:  412-236-2027
                                         Telephone No:  412-234-3699

                                         Address for Notices:

                                         Mellon Bank, N.A.
                                         Three Mellon Bank Center
                                         Room 153-1200
                                         Pittsburgh, PA  15259

                                         Attention: Loan Administrator
                                         Telecopier No:  412-236-2027
                                         Telephone No:  412-234-3699

                                         With a copy to:
                                         Mellon Bank, N.A.
                                         One Mellon Bank Center
                                         Room 151-4535
                                         Pittsburgh, PA  15258

                                         Attention:  Marc Kennedy

                                         Telecopier No.:  412-236-1914

                                         Telephone No.:   412-234-1942





Credit Agreement                     111

Facility A Commitment              THE MITSUBISHI TRUST AND BANKING
---------------------
      $14,000,000                          CORPORATION, CHICAGO BRANCH


Facility B Commitment              By /s/ Nobuo Tominaga
---------------------                -------------------------------------------
      $11,000,000                            Title:  Chief Manager

                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         The Mitsubishi Trust and Banking
                                           Corporation, Chicago Branch
                                         311 S. Wacker Drive
                                         Suite 6300
                                         Chicago, IL  60606


                                         Address for Notices:

                                         The Mitsubishi Trust and Banking
                                           Corporation, Chicago Branch
                                         311 S. Wacker Drive
                                         Suite 6300
                                         Chicago, IL  60606

                                         Attention:  Vicki Kamm DeMar

                                         Telecopier No.:  312-663-0863

                                         Telephone No.:   312-408-6014





Credit Agreement                     112

Facility A Commitment              NATIONAL CITY BANK OF KENTUCKY
---------------------
      $14,000,000


Facility B Commitment              By /s/ Donald R. Pullen, Jr.
---------------------                -------------------------------------------
      $11,000,000                            Title:  Vice President


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         National City Bank
                                         101 S. Fifth Street
                                         Louisville, KY  40202


                                         Address for Notices:

                                         National City Bank
                                         101 S. Fifth Street
                                         Louisville, KY  40202

                                         Attention:  Don Pullen

                                         Telecopier No.:  502-581-5122

                                         Telephone No.:   502-581-6352





Credit Agreement                     113

Facility A Commitment              THE ROYAL BANK OF SCOTLAND plc
---------------------
      $14,000,000


Facility B Commitment              By /s/ Derek Bonnar
---------------------                -------------------------------------------
      $11,000,000                            Title:  Vice President


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         The Royal Bank of Scotland plc
                                         88 Pine Street
                                         Wall Street Plaza
                                         New York, New York 10005

                                         Attention:  Helaine Griffin


                                         Address for Notices:

                                         The Royal Bank of Scotland plc
                                         88 Pine Street
                                         Wall Street Plaza
                                         New York, New York 10005

                                         Attention:  Derek Bonnar

                                         Telecopier No.:  212-269-1718

                                         Telephone No.:   212-480-0791





Credit Agreement                     114

Facility A Commitment              SANWA BANK, LIMITED
---------------------
      $14,000,000


Facility B Commitment              By /s/ Eric Reimer
---------------------                ----------------------------------------
      $11,000,000                            Title:  Assistant Vice President


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         Sanwa Bank, Limited
                                         Park Avenue Plaza
                                         55 East 52nd Street
                                         New York, NY 10055

                                         Attention:  Ms. Renko Hara
                                                    Loan Administration


                                         Address for Notices:

                                         Sanwa Bank, Limited
                                         2200 Ross Avenue
                                         Suite 4100 West
                                         Dallas, TX 75201

                                         Attention:  Eric Reimer

                                         Telecopier No.:  214-953-3963

                                         Telephone No.:   214-665-0243





Credit Agreement                     115

Facility A Commitment              THE TOKAI BANK, LIMITED, New York Branch
---------------------
      $14,000,000


Facility B Commitment              By /s/ Kaoru Oda
---------------------                -------------------------------------------
      $11,000,000                            Title:  Assistant General Manager


                                         Lending Office for Base Rate Loans and
                                           Eurodollar Loans:

                                         The Tokai Bank, Limited, New York
                                         Branch
                                         55 East 52nd Street
                                         Park Avenue Plaza
                                         New York, New York 10055

                                         Address for Notices:

                                         The Tokai Bank, Limited, New York
                                         Branch
                                         55 East 52nd Street
                                         Park Avenue Plaza
                                         New York, New York 10055

                                         Attention:  Mr. Russell Bohner

                                         Telecopier No.:  212-832-1428

                                         Telephone No.:   212-339-1052





Credit Agreement                     116

                                         AGENT
                                         -----

                                         FIRST UNION NATIONAL BANK,
                                           as Agent


                                         By /s/ Thomas M. Molitor
                                           -------------------------------------
                                             Title: Vice President


                                         Address for Notices to
                                           the Agent:

                                         First Union National Bank
                                         301 S. College Street TW-10
                                         Charlotte, NC  28288-0608

                                         Attention:  Syndication Agency Services

                                         Telecopier No.:  (704) 383-0288

                                         Telephone No.:   (704) 383-0281





Credit Agreement                     117

                                                                     EXHIBIT A-1


                           [Form of Facility A Note]

                                PROMISSORY NOTE


$                                                                         , 1997
 ---------------                                           ---------------
                                                              New York, New York

              FOR VALUE RECEIVED, SUIZA FOODS CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to __________________ (the "Lender"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of First Union National Bank (the "Agent"), the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Facility A Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Facility A Loan, at such office, in like money and funds, for the period commencing on the date of such Facility A Loan until such Facility A Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

              The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Facility A Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Facility A Loans made by the Lender.

              This Note is one of the Facility A Notes referred to in the Credit Agreement dated as of November __, 1997 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders party thereto and the Agent, and evidences Facility A Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

              The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Facility A Loans upon the terms and conditions specified therein.

              Except as permitted by Section 11.06(b) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.





Schedule II                           1

              This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                SUIZA FOODS CORPORATION


                                By:
                                   -----------------------------------
                                Title:
                                      --------------------------------




Schedule II                           2

                         SCHEDULE OF FACILITY A LOANS

              This Note evidences Facility A Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:



                                                                                     Amount
Date Made,                                              Duration       Prepaid,      Paid,
Continued     Principal                                 of             Continued     Unpaid
or            Amount        Type          Interest      Interest       or            Principal     Notation
Converted     of Loan       of Loan       Rate          Period         Converted     Amount        Made By
---------     -------       -------       ----          ------         ---------     ------        -------






Schedule II                           3

                                  EXHIBIT A-2


                           [Form of Facility B Note]

                                PROMISSORY NOTE


$                                                                         , 1997
 ---------------                                           ---------------
                                                              New York, New York

              FOR VALUE RECEIVED, SUIZA FOODS CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to __________________ (the "Lender"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of First Union National Bank (the "Agent"), the principal sum of _______________ Dollars (or such lesser amount as shall equal the unpaid principal amount of the Facility B Loan made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Facility B Loan, at such office, in like money and funds, for the period commencing on the date of such Facility B Loan until such Facility B Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

              The date, amount, Type, interest rate and duration of Interest Period (if applicable) of the Facility B Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Facility B Loan made by the Lender.

              This Note is one of the Facility B Notes referred to in the Credit Agreement dated as of November __, 1997 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders party thereto and the Agent, and evidences the Facility B Loan made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

              The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Facility B Loans upon the terms and conditions specified therein.

              Except as permitted by Section 11.06(b) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.





Facility B Note                       1

              This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                SUIZA FOODS CORPORATION


                                By:
                                   -----------------------------------
                                Title:
                                      --------------------------------






Facility B Note                       2

                         SCHEDULE OF FACILITY B LOAN


              This Note evidences the Facility B Loan made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:


                                                                                     Amount
Date Made,                                              Duration       Prepaid,      Paid,
Continued     Principal                                 of             Continued     Unpaid
or            Amount        Type          Interest      Interest       or            Principal     Notation
Converted     of Loan       of Loan       Rate          Period         Converted     Amount        Made By
---------     -------       -------       ----          ------         ---------     ------        -------






Facility B Note                       3

                                   EXHIBIT B
                                 Conformed Copy


                               SECURITY AGREEMENT

              SECURITY AGREEMENT dated as of November 26, 1997 between: SUIZA FOODS CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); and FIRST UNION NATIONAL BANK, as administrative agent for the banks or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent").

              The Company, certain lenders and the Agent are parties to a Credit Agreement dated as of November 26, 1997 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Company in an aggregate principal or face amount not exceeding $1,250,000,000.

              To induce said lenders to enter into the Credit Agreement, to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

              Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

              "Collateral" shall have the meaning ascribed thereto in Section 3 hereof.

              "Collateral Account" shall have the meaning ascribed thereto in
Section 4.01 hereof.

              "Issuers" shall mean, collectively, (a) the respective corporations identified on Annex 1 hereto under the caption "Issuer" and (b) any entity that shall, after the date hereof, become a Subsidiary of the Company.

               "Pledged Stock" shall have the meaning ascribed thereto in
Section 3(a) hereof.

              "Secured Obligations" shall mean, collectively, (a) the principal of and interest (including post-petition interest, if any) on the Loans made by the Lenders to, and the Note(s) held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or the Agent by the Company under the Credit Agreement (including, without limitation, Section 5 thereof) and the other Loan Documents to which the Company is a party and all





Security Agreement                    1

Reimbursement Obligations and (b) all obligations of the Company to the Lenders and the Agent hereunder.

              "Stock Collateral" shall have the meaning ascribed thereto in
Section 3(c) hereof.

              "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

              Section 2. Representations and Warranties. The Company represents and warrants to the Lenders and the Agent that:

              (a) The Company is the sole beneficial owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 8.06 of the Credit Agreement and except for the pledge and security interest in favor of the Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Collateral (except for such Liens as are permitted under Section 8.06 of the Credit Agreement and except as otherwise provided herein).

              (b) The Pledged Stock represented by the certificates identified in Annex 1 hereto is, and all other Pledged Stock in which the Company shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in, or permitted in, the Credit Agreement).

              (c) Except as permitted under the Credit Agreement and indicated on Annex 1, the Pledged Stock represented by the certificates identified in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by the Company on the date hereof (whether or not registered in the name of the Company) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

              Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges and grants to the Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of the Company's right, title and interest in the following property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

              (a) the shares of common stock of the Issuers represented by the certificates identified in Part A of Annex 1 hereto, the limited liability company ownership interests identified





Security Agreement                    2
in Part B of Annex 1 hereto and all other shares of capital stock and ownership interests of whatever class of any Issuer (other than Garrido), now or hereafter owned by the Company, in each case together with the certificates evidencing the same (collectively, the "Pledged Stock");

              (b) all shares, securities, ownership interests, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

              (c) without affecting the obligations of the Company under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, ownership interests, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the "Stock Collateral");

               (d)       the balance from time to time in the Collateral
Account; and

              (e) all proceeds, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Company described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Company in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company.


              Section 4.     Cash Proceeds of Collateral.

              4.01 Collateral Account. There is hereby established with the Agent a cash collateral account (the "Collateral Account") in the name and under the control of the Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Agent pursuant hereto and into which the Company may from time to time deposit any additional amounts that it wishes to pledge to the Agent for the benefit of the Lenders as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the Company as the Company shall from time to time instruct. However, at any time following the occurrence





Security Agreement                    3
and during the continuance of an Event of Default, the Agent may (and, if instructed by the Lenders as specified in Section 10.03 of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

              4.02 Proceeds. The Company agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder shall be received by it, the Company shall, upon the request of the Agent, as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Company for and as the property of the Agent and shall not be commingled with any other funds or property of the Company.

              4.03 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Company (or, after the occurrence and during the continuance of an Event of Default, the Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Agent, provided that at any time after the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Lenders as specified in Section 10.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in
Section 5.09 hereof.

              4.04 Cover for Letter of Credit Liabilities. Amounts deposited into the Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to Section 2.09(f) or Section 9 thereof shall be held by the Agent in a separate sub-account (designated "Letter of Credit Liabilities Sub-Account") and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

              Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with each Lender and the Agent as follows:

              5.01      Delivery and Other Perfection.  The Company shall:

              (a) if any of the shares, securities, moneys or property required to be pledged by the Company under clauses (a), (b) and (c) of Section 3 hereof are received by the Company, forthwith either (x) transfer and deliver to the Agent such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);





Security Agreement                    4

              (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Stock Collateral to be transferred of record into the name of the Agent or its nominee (and the Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Agent will thereafter promptly give to the Company copies of any notices and communications received by it with respect to the Stock Collateral);

              (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

              (d) permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and after the occurrence and during the continuance of any Event of Default, permit representatives of the Agent to be present at the Company's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Company with respect to the Collateral, all in such manner as the Agent may require.

              5.02 Other Financing Statements and Liens. Except as otherwise permitted under Section 8.06 of the Credit Agreement, without the prior written consent of the Agent (granted with the authorization of the Lenders as specified in Section 10.10 of the Credit Agreement), the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of the Lenders.

              5.03 Preservation of Rights. The Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

              5.04      Special Provisions Relating to Stock Collateral.

              (a) Except as permitted under the Credit Agreement and indicated on Annex 1, the Company will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding.

              (b) So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other Loan Document, provided that the Company agrees that it will not vote the Stock Collateral in any manner that is inconsistent with





Security Agreement                    5
the terms of this Agreement, the Credit Agreement, the Notes or any such other Loan Document; and the Agent shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.04(b).

              (c) Unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive and retain any dividends on the Stock Collateral other than shares or securities to be transferred or delivered to the Agent in accordance with Section 5.01(a) hereof.

              (d) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Stock Collateral shall be paid directly to the Agent and retained by it in the Collateral Account as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Agent shall so request in writing, the Company agrees to execute and deliver to the Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Agent shall, upon request of the Company (except to the extent theretofore applied to the Secured Obligations), be returned by the Agent to the Company.

              5.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

              (a) the Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

              (b) the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

              (c) the Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or





Security Agreement                    6
receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

              (d) the Agent may, upon ten Business Days' prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.05, shall be applied in accordance with Section 5.09 hereof.

              The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

              5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

              5.07 Removals, Etc. Without at least 30 days' prior written notice to the Agent, the Company shall not (a) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, other than at the address indicated beneath the signature of the Company to the Credit Agreement or at the offices of its





Security Agreement                    7
legal counsel, or (b) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

              5.08 Private Sale. The Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

              5.09 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 5.09, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under Section 4 hereof or this Section 5, shall be applied by the Agent:

              First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Agent in connection therewith;

              Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

              Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the "Letter of Credit Liabilities Sub- Account" of the Collateral Account pursuant to Section 4.04 hereof shall be applied first to the Letter of Credit Liabilities outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.09.

              As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

              5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the





Security Agreement                    8

Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

              5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Company shall (a) file such financing statements and other documents in such offices as the Agent may request to perfect the security interests granted by Section 3 of this Agreement and (b) deliver to the Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

              5.12 Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company. The Agent shall also execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements, and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the Liens on the Collateral.

              5.13 Further Assurances. The Company agrees that, from time to time upon the written request of the Agent, the Company will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

              Section 6.     Miscellaneous.

              6.01 No Waiver. No failure on the part of the Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

              6.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 11.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 11.02.

              6.03 Expenses. The Company agrees to reimburse each of the Lenders and the Agent for all reasonable costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (a) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (i) performance by the Agent of any





Security Agreement                    9
obligations of the Company in respect of the Collateral that the Company has failed or refused to perform, (ii) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (iii) judicial or regulatory proceedings and (iv) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (b) the enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

              6.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Agent (with the consent of the Lenders as specified in Section 10.10 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Agent and each Lender, each holder of any of the Secured Obligations and the Company.

              6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Agent, the Lenders and each holder of any of the Secured Obligations; provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Agent.

              6.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

              6.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

              6.08      Governing Law.   This Agreement shall be governed by,
and construed in accordance with, the law of the State of New York.

              6.09 Agents and Attorneys-in-Fact. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

              6.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.





Security Agreement                    10

              IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.





                                      SUIZA FOODS CORPORATION

                                      By /s/ Tracy L. Noll
                                         --------------------------------------
                                           Title:  Vice President


                                      FIRST UNION NATIONAL BANK,
                                        as Agent

                                      By /s/ Thomas M. Molitor
                                         --------------------------------------
                                           Title:  Vice President





Security Agreement                    11

                                                                         ANNEX 1


                                 PLEDGED STOCK

                           [See Section 2(b) and (c)]

PART A


                       Certificate           Registered
Issuer                 Nos.                  Owner                  Number of Shares
----------------       ----------------      ----------------       ----------------
                       ----------------





PART B


                                      Registered                           Number of
Issuer                                Owner                                Ownership Interests
----------------                      ----------------                     -------------------
                                      ----------------





Annex I to Security Agreement-        1

                                                                       EXHIBIT C
                                                                  Conformed Copy

                              SUBSIDIARY GUARANTEE
                             AND SECURITY AGREEMENT


              SUBSIDIARY GUARANTEE AND SECURITY AGREEMENT dated as of November 26, 1997 between: the corporations and limited liability company identified under the caption "GUARANTORS" on the signature pages hereto (the "Guarantors"); and FIRST UNION NATIONAL BANK, as agent for the banks or other financial institutions or entities party, as lenders (collectively, the "Lenders"), to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent").

              Suiza Foods Corporation, a Delaware corporation (the "Company"), certain lenders and the Agent are parties to a Credit Agreement dated as of November 26, 1997 (said Credit Agreement as further modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Company in an aggregate principal or face amount not exceeding $1,250,000,000.

              To induce the Lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors have agreed to guarantee the Guaranteed Obligations (as hereinafter defined), and to pledge and grant a security interest in the Collateral (as so defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

              Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

              "Collateral" shall have the meaning ascribed thereto in Section 4 hereof.

              "Collateral Account" shall have the meaning ascribed thereto in
Section 5.01 hereof.

              "Guaranteed Obligations" shall mean the Guaranteed Obligations (as defined in Section 2.01 hereof).

              "Issuers" shall mean, collectively, (a) the respective corporations and the limited liability company identified beneath the names of the Guarantors on Annex 1 hereto and (b) any entity that shall, after the date hereof, become a Subsidiary of a Guarantor.

              "Loans" shall mean, collectively, the Facility A Loans and the Facility B Loans (as defined in the Credit Agreement).





Subsidiary Guarantee and Security Agreement - 1

              "Notes" shall mean, collectively, the Facility A Notes and the Facility B Notes (as defined in the Credit Agreement).

              "Pledged Stock" shall have the meaning ascribed thereto in
Section 4(a) hereof.

              "Secured Obligations" shall mean (a) all Guaranteed Obligations of the Guarantors and (b) all other obligations of the Guarantors to the Lenders and the Agent hereunder.

              "Stock Collateral" shall mean, collectively, the Collateral described in clauses (a) through (c) of Section 4 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

              "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

              Section 2.     The Guarantee.

              2.01 The Guarantee. The Guarantors hereby jointly and severally guarantee to each Lender and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of (i) the principal of and interest (including post-petition interest, if any) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Company and all Reimbursement Obligations and all other amounts from time to time owing to the Lenders or the Agent by the Company under the Credit Agreement and the Notes, (ii) all amounts from time to time owing to the Lenders or the Agent by the Company under any other Loan Document to which the Company is a party and (iii) all amounts from time to time owing to the Lenders or the Agent by any Obligor (other than the Company) under any Loan Document to which such Obligor is a party, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby further jointly and severally agree that if the Company or any such other Obligor shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

              2.02 Obligations Unconditional. The obligations of the Guarantors under Section 2.01 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the





Subsidiary Guarantee and Security Agreement - 2 intent of this Section 2.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

              (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

              (ii) any of the acts mentioned in any of the provisions of the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

              (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

              (iv) any lien or security interest granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly jointly and severally waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Obligor under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

              2.03 Reinstatement. The obligations of the Guarantors under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

              2.04 Subrogation. Until payment in full of the Guaranteed Obligations, the Guarantors hereby waive all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal





Subsidiary Guarantee and Security Agreement - 3

Bankruptcy Code) or otherwise by reason of any payment by them pursuant to the provisions of this Section 2 and further agree with the Company for the benefit of each of its creditors (including, without limitation, each Lender and the Agent) that any such payment by them shall constitute a contribution of capital by the Guarantors to the Company (or an investment in the equity capital of the Company by the Guarantors).

              2.05 Remedies. The Guarantors agree that, as between the Guarantors and the Lenders, the obligations of the Lenders under the Credit Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 9 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 9 of the Credit Agreement) for purposes of Section 2.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantors for purposes of said Section 2.01.

              2.06 Instrument for the Payment of Money. The Guarantors hereby acknowledge that the guarantee in this Section 2 constitutes an instrument for the payment of money, and consent and agree that any Lender or the Agent, at its sole option but with the prior written consent of the Majority Lenders (as defined in the Credit Agreement), in the event of a dispute with the Guarantors in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

              2.07 Continuing Guarantee. The guarantee in this Section 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

              2.08 Rights of Contribution. Each Guarantor hereby agrees, as between itself and any other Subsidiary of the Company which has guaranteed the Guaranteed Obligations, that if any thereof shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such guarantor of any Guaranteed Obligations, such Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of such Guarantor to any Excess Funding Guarantor under this Section
2.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this
Section 2 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

              For purposes of this Section 2.08, (a) "Excess Funding Guarantor" shall mean, in respect of any Guaranteed Obligations, a guarantor that has paid an amount in excess of its Pro





Subsidiary Guarantee and Security Agreement - 4

Rata Share of such Guaranteed Obligations, (b) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and
(c) "Pro Rata Share" shall mean, for any guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all Properties of such guarantor (excluding any shares of stock of any other guarantor) exceeds the amount of all the debts and liabilities of such guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of all of the guarantors, including such Guarantor, exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and such Guarantor hereunder and the other guarantors under their respective guaranties of the Guaranteed Obligations) of all of the guarantors, including such Guarantor, as of the date hereof. If any entity becomes a guarantor of the Guaranteed Obligations subsequent to the date hereof, then for purposes of this
Section 2.08 such subsequent guarantor shall be deemed to have been a guarantor as of the date hereof and the aggregate present fair saleable value of Properties, and the amount of the debts and liabilities, of such guarantor as of the date hereof shall be deemed to be equal to such value and amount on the date such guarantor becomes a guarantor of the Guaranteed Obligations.

              2.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 2.01 hereof would otherwise, taking into account the provisions of Section 2.08 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 2.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Guarantor, the Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

              2.10      U.S. Taxes.

              (a) All payments to be made hereunder by the Guarantors shall be made without setoff, counterclaim or other defense. Subject to clause
(b) below with respect to U.S. Taxes, all such payments shall be made free and clear of and without deduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (other than taxes imposed on the Agent, any Lender or its Applicable Lending Office by the jurisdiction in which the Agent or such Lender is organized or has its principal office or in which its Applicable Lending Office is organized or located or, in each case, any political subdivision or taxing authority thereof or therein) (collectively, "Taxes"). If any Taxes are imposed and required to be withheld from any amount payable by any Guarantor hereunder, such Guarantor shall be obligated to (i) pay such additional amount so that the Agent and the Lenders will receive a net amount (after giving effect to the payment of such additional amount and to the deduction of all Taxes) equal to the amount due hereunder, (ii) pay such Taxes to the appropriate taxing authority for the account of the Agent, for the benefit of the Lenders and





Subsidiary Guarantee and Security Agreement - 5

(iii) as promptly as possible thereafter, send the Agent a certified copy of any original official receipt showing payment thereof, together with such additional documentary evidence as the Agent may from time to time reasonably require. If any Guarantor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, such Guarantor shall be obligated to indemnify the Agent and each Lender for any incremental taxes, interest or penalties that may become payable by the Agent or such Lender as a result of such failure.
The obligations of the Guarantors under this Section 2.10(a) shall survive the repayment of the Loans and the termination of the commitments under the Credit Agreement.

              (b) The Guarantors agree to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person under this Agreement after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such non-U.S. Person), will not be less than the amount stated herein to be due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

              (i) to any payment to a Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender as provided in Section 11.06(b) of the Credit Agreement) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans under the Credit Agreement) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans under the Credit Agreement), or

              (ii) to any U.S. Tax imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Tax.

              Section 3. Representations and Warranties. Each Guarantor represents and warrants to the Lenders and the Agent that:

              3.01      Corporate Existence.  Each of the Guarantor and its
Subsidiaries: (a) is a corporation or a limited liability company duly organized and validly existing under the laws of the jurisdiction of its formation; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would (either individually or in the aggregate) have a Material Adverse Effect.





Subsidiary Guarantee and Security Agreement - 6

              3.02 Litigation. Except as disclosed in Schedule IV to the Credit Agreement, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of such Guarantor) threatened against such Guarantor or any of its Subsidiaries that, if adversely determined, could (either individually or in the aggregate) have a Material Adverse Effect.

              3.03 No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of such Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which such Guarantor or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

              3.04 Corporate Action. Such Guarantor has all necessary corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by such Guarantor of this Agreement have been duly authorized by all necessary corporate or limited liability company action on its part; and this Agreement has been duly and validly executed and delivered by such Guarantor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

              3.05 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange are necessary for the execution, delivery or performance by such Guarantor of this Agreement or for the validity or enforceability hereof, except for filings and recordings in respect of the Liens created hereunder.

              3.06 ERISA. Each Plan, and, to the knowledge of such Guarantor, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which such Guarantor would be under an obligation to furnish a report to the Lenders under
Section 8.01(e) of the Credit Agreement.

              3.07      Collateral.

              (a) Such Guarantor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to
Section 4 hereof and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 8.06 of the Credit Agreement and except for the pledge and security interest in favor of the Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge





Subsidiary Guarantee and Security Agreement - 7 and security interest (except as otherwise provided herein) in and to all of such Collateral (except for such Liens as are permitted under Section 8.06 of the Credit Agreement).

              (b) The Pledged Stock represented by the certificates identified under the name of such Guarantor in Annex 1 hereto is, and all other Pledged Stock in which such Guarantor shall hereafter grant a security interest pursuant to Section 4 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein).

              (c) Except as permitted under the Credit Agreement and indicated on Annex 1, the Pledged Stock represented by the certificates identified under the name of such Guarantor in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by such Guarantor on the date hereof (whether or not registered in the name of such Guarantor) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

              Section 4. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Guarantor hereby pledges and grants to the Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of such Guarantor's right, title and interest in the following property, whether now owned by such Guarantor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

              (a) the shares of common stock of the Issuers represented by the certificates identified in Part A of Annex 1 hereto and the limited liability company ownership interests identified in Part B of Annex 1 hereto under the name of such Guarantor and all other shares of capital stock and ownership interests, of whatever class of any Issuer, now or hereafter owned by such Guarantor, in each case together with the certificates evidencing the same (collectively, the "Pledged Stock");

              (b) all shares, securities, ownership interests, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

              (c) without affecting the obligations of such Guarantor under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares





Subsidiary Guarantee and Security Agreement - 8 of each class of the capital stock of the successor corporation (unless such successor corporation is such Guarantor itself or the Company) formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, ownership interests, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the "Stock Collateral");

              (d)       the balance from time to time in the Collateral
      Account; and

              (e) all proceeds, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Guarantor described in the preceding clauses of this Section 4 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Guarantor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Guarantor or any computer bureau or service company from time to time acting for such Guarantor.

              Section 5.     Cash Proceeds of Collateral.

              5.01 Collateral Account. There is hereby established with the Agent a cash collateral account (the "Collateral Account") in the name and under the control of the Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Agent pursuant hereto and into which the Guarantors may from time to time deposit any additional amounts that they wish to pledge to the Agent for the benefit of the Lenders as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the Guarantors as the Guarantors shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Lenders as specified in Section 10.03 of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section
6.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

              5.02 Proceeds of Accounts. Each Guarantor agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder shall be received by it, such Guarantor shall, upon the request of the Agent, as promptly as possible, deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Guarantor for and as the property of the Agent and shall not be commingled with any other funds or property of the Guarantor.





Subsidiary Guarantee and Security Agreement - 9

              5.03 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Guarantors (or, after the occurrence and during the continuance of an Event of Default, the Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Agent, provided that at any time after the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Lenders as specified in Section 10.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in
Section 6.09 hereof.

              5.04 Cover for Letter of Credit Liabilities. Amounts deposited into the Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to Section 2.09(f) or Section 9 thereof shall be held by the Agent in a separate sub-account (designated "Letter of Credit Liabilities Sub-Account") and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

              Section 6. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 4 hereof, each Guarantor hereby agrees with each Lender and the Agent as follows:

              6.01      Delivery and Other Perfection.  Such Guarantor shall:

              (a) if any of the shares, securities, moneys or property required to be pledged by such Guarantor under clauses (a), (b) and (c) of Section 4 hereof are received by such Guarantor, forthwith either (x) transfer and deliver to the Agent such shares or securities so received by such Guarantor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

              (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Stock Collateral to be transferred of record into the name of the Agent or its nominee (and the Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Agent will thereafter promptly give to such Guarantor copies of any notices and communications received by it with respect to the Stock Collateral pledged by such Guarantor hereunder);





Subsidiary Guarantee and Security Agreement - 10

              (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

              (d) permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and after the occurrence and during the continuance of any Event of Default permit representatives of the Agent to be present at such Guarantor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Guarantor with respect to the Collateral, all in such manner as the Agent may require.

              6.02 Other Financing Statements and Liens. Except as otherwise permitted under Section 8.06 of the Credit Agreement, without the prior written consent of the Agent (granted with the authorization of the Lenders as specified in Section 10.10 of the Credit Agreement), the Guarantors shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of the Lenders.

              6.03 Preservation of Rights. The Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

              6.04      Special Provisions Relating to Stock Collateral.

              (a) Except as permitted under the Credit Agreement and indicated on Annex 1, each Guarantor will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding.

              (b) So long as no Event of Default shall have occurred and be continuing, each Guarantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other Loan Document, provided that such Guarantor agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other Loan Document; and the Agent shall execute and deliver to such Guarantor or cause to be executed and delivered to such Guarantor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as such Guarantor may reasonably request for the purpose of enabling such Guarantor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 6.04(b).

              (c) Unless and until an Event of Default has occurred and is continuing, each Guarantor shall be entitled to receive and retain any dividends on the Stock Collateral other than





Subsidiary Guarantee and Security Agreement - 11 shares or securities to be transferred or delivered to the Agent in accordance with Section 6.01(a) hereof.

              (d) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Stock Collateral shall be paid directly to the Agent and retained by it in the Collateral Account as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Agent shall so request in writing, each Guarantor agrees to execute and deliver to the Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Agent shall, upon request of such Guarantor (except to the extent theretofore applied to the Secured Obligations), be returned by the Agent to such Guarantor.

              6.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

              (a) the Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

              (b) the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and each Guarantor agrees to take all such action as may be appropriate to give effect to such right);

              (c) the Agent in its discretion may, in its name or in the name of the Guarantors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

              (d) the Agent may, upon ten Business Days' prior written notice to the Guarantors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at





Subsidiary Guarantee and Security Agreement - 12 public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of any Guarantor, any such demand, notice and right or equity being hereby expressly waived and released. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
6.05 shall be applied in accordance with Section 6.09 hereof.

              Each Guarantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Guarantor acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

              6.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 6.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Guarantors shall remain jointly and severally liable for any deficiency.

              6.07 Removals, Etc. Without at least 30 days' prior written notice to the Agent, each Guarantor shall not (a) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, other than at the address indicated beneath its signature hereto or the offices of its legal counsel, or (b) change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto.

              6.08 Private Sale. The Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 6.05 hereof conducted in a commercially reasonable manner. Each Guarantor hereby waives any claims against the Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been





Subsidiary Guarantee and Security Agreement - 13 obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

              6.09 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 6.09, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under Section 5 hereof or this Section 6, shall be applied by the Agent:

              First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Agent in connection therewith;

              Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

              Finally, to the payment to the Guarantors, or their successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the "Letter of Credit Liabilities Sub- Account" of the Collateral Account pursuant to Section 5.04 hereof shall be applied first to the Letter of Credit Liabilities outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 6.09.

              As used in this Section 6, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of any Guarantor or any issuer of or obligor on any of the Collateral.

              6.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Agent is hereby appointed the attorney-in-fact of each Guarantor for the purpose of carrying out the provisions of this Section 6 and taking any action and executing any instruments that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Agent shall be entitled under this Section 6 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Guarantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

              6.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Guarantor shall (a) file such financing statements and other documents in such





Subsidiary Guarantee and Security Agreement - 14 offices as the Agent may request to perfect the security interests granted by
Section 4 of this Agreement and (b) deliver to the Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

              6.12 Termination. When all Secured Obligations shall have been paid in full and the commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Guarantors. The Agent shall also execute and deliver to each Guarantor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by such Guarantor to effect the termination and release of the Liens on the Collateral.

              6.13 Further Assurances. Each Guarantor agrees that, from time to time upon the written request of the Agent, such Guarantor will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

              Section 7.     Miscellaneous.

              7.01 No Waiver. No failure on the part of the Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

              7.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified on the signature pages hereof, and, in each case, any such notice shall be deemed to have been given at the times specified in Section 11.02 of the Credit Agreement.

              7.03 Expenses. The Guarantors jointly and severally agrees to reimburse each of the Lenders and the Agent for all reasonable costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (a) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (i) performance by the Agent of any obligations of any Guarantor in respect of the Collateral that such Guarantor has failed or refused to perform, (ii) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (iii) judicial or regulatory proceedings and (iv) workout, restructuring or other negotiations or proceedings (whether or not the workout,





Subsidiary Guarantee and Security Agreement - 15 restructuring or transaction contemplated thereby is consummated) and (b) the enforcement of this Section 7.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 4 hereof.

              7.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Guarantors and the Agent (with the consent of the Lenders as specified in Section 10.10 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Agent and each Lender, each holder of any of the Secured Obligations and the Guarantors.

              7.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Guarantors, the Agent, the Lenders and each holder of any of the Secured Obligations; provided, however, that the Guarantors shall not assign or transfer their rights hereunder without the prior written consent of the Agent.

              7.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

              7.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

              7.08      Governing Law; Submission to Jurisdiction.   This
Agreement shall be governed by, and construed in accordance with, the law of the State of New York. Each Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

              7.09 Waiver of Jury Trial. EACH OF THE GUARANTORS, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

              7.10 Agents and Attorneys-in-Fact. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

              7.11 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall





Subsidiary Guarantee and Security Agreement - 16 remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.





Subsidiary Guarantee and Security Agreement - 17

              IN WITNESS WHEREOF, the parties hereto have caused this Subsidiary Guarantee and Security Agreement to be duly executed and delivered as of the day and year first above written.

                                     GUARANTORS
                                     ----------

                                     ALLENTOWN PLASTICS, INC.
                                     ATLANTA CONTAINER, INC.
                                     BURGER DAIRY COMPANY
                                     CFI-TMP, INC.
                                     CHESTER COUNTY CONTAINER CORPORATION
                                     COUNTRY DELITE FARMS, INC.
                                     COUNTRY FRESH WESLEY, INC.
                                     COUNTRY FRESH, INC.
                                     DAIRY FRESH, INC.
                                     FAIRDALE FARMS, INC.
                                     FIRST CAPITAL PLASTICS, INC.
                                     FLORIDA PLASTICS, INC.
                                     FRANKLIN PLASTICS, INC., A DELAWARE
                                       CORPORATION
                                     FRANKLIN PLASTICS, INC., A
                                     MASSACHUSETTS CORPORATION
                                     FROSTBITE BRANDS, INC.
                                     GR BEST, INC.
                                     GARELICK FARMS, INC.
                                     GRANT'S DAIRY, INC.
                                     ILLINOIS PLASTICS, INC.
                                     KENTWOOD PLASTICS, INC.
                                     MAINE PLASTICS, INC.
                                     MARLBOROUGH PLASTICS, INC.
                                     MIDDLESEX PLASTICS, INC.
                                     MISCOE SPRINGS, INC.
                                     MODEL DAIRY, INC.
                                     MORNINGSTAR FOODS, INC.
                                     MSTAR, INC.
                                     NEVA PLASTICS MANUFACTURING CORP.
                                     NEW JERSEY PLASTICS, INC.
                                     NORTH CAROLINA PLASTICS, INC.
                                     OHIO STATE PLASTICS, INC.
                                     PLASTICS MANAGEMENT GROUP, LLC
                                     PRESTO TRANSPORTATION, INC.
                                     REDDY ICE CORPORATION
                                     RICHMOND CONTAINER, INC.






Subsidiary Guarantee and Security Agreement - 18

                                     SHERMAN PLASTICS, INC.
                                     SOUTHEASTERN JUICE PACKERS, INC.
                                     SUIZA DAIRY CORPORATION
                                     SUIZA FRUIT CORPORATION
                                     SUIZA MANAGEMENT CORPORATION
                                     SWISS DAIRY CORPORATION
                                     THE MORNINGSTAR GROUP, INC.
                                     VELDA FARMS, INC.


                                     By: /s/ Tracy L. Noll
                                        ------------------------------------
                                     Title:  Vice President of each

                                     Address for Notices for all
                                     Guarantors:

                                     3811 Turtle Creek Boulevard
                                     Suite 1300
                                     Dallas, Texas  75219

                                     Attention:  Gregg L. Engles

                                     Telecopier No.: (214) 528-9929

                                     Telephone No.: (214) 528-9922





Subsidiary Guarantee and Security Agreement - 19

                                     AGENT
                                     -----

                                     FIRST UNION NATIONAL BANK,
                                       as Agent


                                     By /s/ Thomas M. Molitor
                                        ------------------------------------
                                          Title:  Vice President

                                     Address for Notices:

                                     First Union National Bank
                                     301 S. College Street TW-10
                                     Charlotte, NC  28288-0608
                                     Attn.: Syndication Agency
                                     Services
                                     Telecopier No.: (704) 383-0288
                                     Telephone No.: (704) 383-0281





Subsidiary Guarantee and Security Agreement - 20

                                    ANNEX 1


                                 PLEDGED STOCK

                         [See Section 3.07(b) and (c)]


PART A

                            Certificate                  Registered
Issuer                      Nos.                         Owner                       Number of Shares
------------                ------------                 ------------                ----------------
------------                ------------                 ------------                ----------------





PART B


                                      Registered                           Number of
Issuer                                Owner                                Ownership Interests
------------                          ------------                         -------------------
------------                          ------------                         -------------------





Annex 1 to Subsidiary Guarantee and Security Agreement - 1

                                                                       EXHIBIT D


                  [Form of Opinion of Counsel to the Obligors]





Annex 1 to Subsidiary Guarantee and Security Agreement - 2

                                                                       EXHIBIT E


            [Form of Opinion of Puerto Rico Counsel to the Obligors]


                                          , 1997
                                ----------


To the Agent and each of the
  Lenders party to the Credit Agreement
  referred to below

Ladies and Gentlemen:

                 We have acted as special counsel in the Commonwealth of Puerto Rico to Suiza Foods Corporation, a Delaware corporation (the "Company"), Suiza Dairy Corporation, Suiza Fruit Corporation and Neva Plastics Manufacturing Corp., each a Delaware corporation (each a "P.R. Subsidiary Guarantor" and, collectively, the "P.R. Subsidiary Guarantors"), in connection with the execution and delivery of the Credit Agreement dated as of even date herewith (the "Credit Agreement") among the Company, the lending institutions party thereto (individually, a "Lender" and, collectively, the "Lenders") and First Union National Bank, as administrative agent for itself and for the Lenders (the "Agent"), and in connection with the other loan and security documentation contemplated thereunder.

                 This opinion is rendered to you pursuant to Section 6.01(c) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement unless otherwise defined herein.

                 In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including without limitation, (a) the Credit Agreement, (b) the Facility A Notes and the Facility B Notes, (c) the Subsidiary Guarantee and Security Agreement (the "Guarantee Agreement"), (d) the other Loan Documents and (e) such other public and corporate documents and records as we deem necessary or appropriate in connection with this opinion.

                 In our examination we have assumed, without investigation, the genuineness of all signatures (other than as to the P.R. Subsidiary Guarantors), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact relevant to the opinions expressed herein not independently verified by us we have relied, to the extent we deemed appropriate, upon certificates of officers of the P.R. Subsidiary Guarantors, public officials and other appropriate Persons.

                 For purposes of this opinion, we are also assuming that the Agent and the Lenders are duly organized, validly existing and in good standing in their respective jurisdictions and have all requisite power and have taken all necessary corporate action to enter into the Credit Agreement and the other Loan Documents to which they are a party, and to effect the transactions contemplated thereby and that the Agent has duly executed and delivered the Credit Agreement and the other Loan Documents to which it is a party.

                 Based upon the foregoing, and subject to the assumptions, exceptions, and/or qualifications herein stated, we are of the opinion that:

                 1. Each P.R. Subsidiary Guarantor is duly qualified and is authorized to do business and is in good standing in the Commonwealth of Puerto Rico. The Company is not required to qualify to do business in the Commonwealth of Puerto Rico as a result of the Credit Agreement, the other Loan Documents or the other transactions contemplated thereunder.

                 2. Each P.R. Subsidiary Guarantor has duly executed and delivered the Guarantee Agreement in accordance with the laws of the Commonwealth of Puerto Rico.

                 3. Neither the execution, delivery or performance by any P.R. Subsidiary Guarantor of the Guarantee Agreement, nor compliance by it with the terms and provisions thereof, (a) will contravene any provision of any Commonwealth of Puerto Rico law, statute, rule or regulation or, to the best of our knowledge, after reasonable inquiry, any order, writ, injunction or decree of any court or governmental instrumentality, (b) to the best of our knowledge after reasonable inquiry will conflict with or result in any breach of, any of the material terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any P.R. Subsidiary Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which any P.R. Subsidiary Guarantor is a party or by which it or any of its property or assets is bound.

                 4. To the best of our knowledge, after reasonable inquiry, there are no actions, suits or proceedings pending or threatened (i) with respect to the Guarantee Agreement, (ii) with respect to any material Indebtedness of any P.R. Subsidiary Guarantor or (iii) that are reasonably likely to have a Material Adverse Effect.

                 5. Except as may be otherwise stated in this opinion, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any Commonwealth of Puerto Rico governmental or public body or authority or any subdivision thereof, is required to authorize, or is required in connection with, (a) the execution, delivery and performance by each P.R. Subsidiary Guarantor of the Guarantee Agreement or (b) the legality, validity, binding effect or enforceability of the Guarantee Agreement.

                 6. The execution, delivery, performance and observance by the P.R. Subsidiary Guarantors of the Guarantee Agreement will not result in a violation of any law, rule or regulation of the Commonwealth of Puerto Rico that will limit or prohibit the P.R. Subsidiary Guarantors' right to execute, deliver, perform and observe the Guarantee Agreement.

                 7. The enforceability of the Guarantee Agreement is subject where relevant, to the following limitations:

                 (a) The validity or enforceability of provisions waiving (expressly or by implication) defenses or rights granted by laws, where such waivers are against public policy; or such provisions establishing alternate methods of service of process other than those provided or allowed by applicable statutes.

                 (b) Limitations, prohibitions and/or restrictions on the sale, transfer and/or encumbrance of Property may be unenforceable under applicable local laws or judicial precedents.

                 (c) The waiver of trial by jury may be unenforceable under applicable local laws or judicial precedents.

                 We are members of the Bar of the Commonwealth of Puerto Rico and we do not hold ourselves out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of the Commonwealth of Puerto Rico and the United States of America applicable to the Commonwealth of Puerto Rico.

                 This opinion is being furnished only to the addresses hereof and the Lenders now or hereafter parties to the Credit Agreement and is solely for their benefit and the benefit of their participants and assigns in connection with the above transactions. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. The opinions are based on the laws of the Commonwealth of Puerto Rico as in effect on the date hereof and we disavow any obligation to update this opinion letter or advise you of any changes in our opinion in the event of changes in applicable law or facts becoming effective after the date hereof.

                                     Very truly yours,

                                     AXTMAYER ADSUAR MUNIZ & GOYCO


                                     By:
                                        ----------------------------------------
                                     Name:
                                        ----------------------------------------

                                                                       EXHIBIT F


          [FORM OF OPINION OF SPECIAL NEW YORK COUNSEL TO FIRST UNION]




                                          , 1997
                                ----------

To the Lenders party to the
  Credit Agreement referred
  to below and First
  Union National Bank,
  as Administrative Agent

Ladies and Gentlemen:

                 We have acted as special New York counsel to First Union National Bank in connection with (i) the Credit Agreement dated as of November __, 1997 (the "Credit Agreement") between Suiza Foods Corporation (the "Company"), the lenders named therein (the "Lenders"), and First Union National Bank, as Administrative Agent (in such capacity, the "Agent"), providing for extensions of credit to be made by the Lenders to the Company in an aggregate principal amount not exceeding $1,250,000,000 at any one time outstanding and
(ii) the various other agreements and instruments referred to in the next following paragraph. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement or, if not defined in the Credit Agreement, in Annex 1 hereto. This opinion is being delivered pursuant to Section 6.01(d) of the Credit Agreement.

                 In rendering the opinion expressed below, we have examined the following agreements, instruments and other documents:

                 (a)         the Credit Agreement;

                 (b)         the Facility A Notes and the Facility B Notes;

                 (c)         the Security Agreement;

                 (d)         the Subsidiary Guarantee and Security Agreement;
                             and

                 (e) such corporate records of the Obligors (as defined below) and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clause (e) above) are collectively referred to as the "Credit Documents"; the Company and its Subsidiaries party thereto are herein collectively referred to as the "Obligors".

                 In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Obligors.

                 In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

                 (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Obligors) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

                 (ii) all signatories to such documents have been duly authorized; and

                 (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

                 Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

                 1. Each of the Credit Documents constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

                 2. The Security Agreement and the Subsidiary Guarantee and Security Agreement each is effective to create, in favor of the Agent for the benefit of the Agent and the Lenders, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "Uniform Commercial Code") in all of the right, title and interest of the Company in, to and under the Stock Collateral (as respectively defined therein) as collateral security for the payment when due of the Secured Obligations (as respectively defined therein), except that (a) such security interest will continue in Collateral after its sale, exchange or other disposition and in any Proceeds thereof only to the extent provided in Section 9-306 of the Uniform Commercial Code, and (b) such security interest in any portion of such Collateral in which the Company or a Subsidiary Guarantor acquires rights after the commencement of a case under the Bankruptcy Code in respect of it may be limited by Section 552 of the Bankruptcy Code.

                 3. The security interest referred to in paragraph 2 in that portion of the Collateral consisting of a Certificated Security represented by a Security Certificate in bearer form or in registered form Indorsed to the Agent or in blank by an effective Indorsement or registered in the name of the Agent will, upon the creation of such security interest, be perfected by the Agent taking possession in the State of New York of such Security Certificate, and such perfected security interest will remain perfected thereafter so long as such Security Certificate is retained by the Agent in its possession in the State of New York.

                 4. With respect to the security interest referred to in paragraph 2 above in any Collateral perfected as described in paragraph 3 above, if such Collateral consists of a Certificated Security and such security interest therein is perfected by the Agent in the manner specified in paragraph 3 above for value without notice (within the meaning of Section 8-105 of the Uniform Commercial Code) of any Adverse Claim to the Certificated Security, then the Agent will acquire such security interest free of any Adverse Claim (as so defined).

                 The foregoing opinions are subject to the following comments and qualifications:

                 (A) The enforceability of Section 11.03 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness or wilful or unlawful conduct.

                 (B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                 (C)         Clause (iii) of the second sentence of Section
     2.02 of the Subsidiary Guarantee and Security Agreement may not be enforceable to the extent that the Guaranteed Obligations (as defined therein) are materially modified.

                 (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose, (ii) Section 4.07(c) of the Credit Agreement, (iii)
     Section 11.10(b) of the Credit Agreement (and any similar provisions in any of the other Credit Documents), insofar as such Section relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents, (iv) the waiver of inconvenient forum set forth in
     Section 11.10(d) of the Credit Agreement (and any similar provisions in any of the other Credit Documents) with respect to proceedings in the United States District Court for the Southern District of New York, and
     (v) Section 2.06 of the Subsidiary Guarantee and Security Agreement.

                 (E) We wish to point out that the obligations of the Company and the Subsidiary Guarantors, and the rights and remedies of the Agent and the Lenders, under the Security Agreement and the Subsidiary Guarantee and Security Agreement, respectively, may be subject to possible limitations upon the exercise of remedial or procedural provisions contained therein, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Agent and the Lenders inadequate for the practical realization of the substantive benefits purported to be provided to the Agent and the Lenders by the Security Agreement and the Subsidiary Guarantee and Security Agreement, respectively.

                 (F) We express no opinion as to the applicability to the obligations of any Subsidiary Guarantor (or the enforceability of such obligations) of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations or of the provisions of the law of the jurisdiction of incorporation of any Subsidiary Guarantor restricting dividends, loans or other distributions by a corporation for the benefit of its stockholders.

                 (G) With respect to our opinion in paragraphs 2, 3 and 4 above, (i) we express no opinion as to the creation, perfection or priority of any security interest in (or other lien on) any portion of the Collateral (as respectively defined in the Security Agreement and the Subsidiary Guarantee and Security Agreement) to the extent that, pursuant to Section 9-104 of the Uniform Commercial Code, Article 9 of the Uniform Commercial Code does not apply thereto, and (ii) we have assumed that each Indorsement referred to therein is effective in accordance with Section 8-107 of the Uniform Commercial Code.

                 (H) We wish to point out that the acquisition by the Company or any Subsidiary Guarantor after the initial Loans under the Credit Agreement of an interest in any Property that becomes subject to the Lien of the Security Agreement or the Subsidiary Guarantee and Security Agreement, as the case may be, may constitute a voidable preference under Section 547 of the Bankruptcy Code.

                 (I) We express no opinion as to the existence of, or the right, title or interest of the Company, or any Subsidiary Guarantor, as the case may be, in, to or under, any of the Collateral (as respectively defined in the Security Agreement and the Subsidiary Guarantee and Security Agreement). We express no opinion as to the priority of any security interest in any Proceeds (whether of such Collateral or otherwise).

                 (J) Except as expressly provided in paragraphs 2 through 4 above, we express no opinion as to the creation, perfection or priority of any security interest in, or other lien on, the Collateral (as respectively defined in the Security Agreement and the Subsidiary Guarantee and Security Agreement).

                 The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

                 This opinion letter is, pursuant to Section 6.01(d) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to First Union National Bank and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                        Very truly yours,

___/___

                                                                         Annex 1


                                 DEFINED TERMS


                 "Adverse Claim" has the meaning given to such term in Section 8-102(a)(1) of the UCC.

                 "bearer form", when used with respect to a Certificated Security, means a form in which the Security is payable to the bearer of the Security Certificate according to its terms but not by reason of an Indorsement.

                 "Certificated Security" means a Security that is represented by a certificate.

                 "Indorsement" has the meaning given to such term in Section 8-102(a)(11) of the UCC.

                 "Proceeds" has the meaning given to such term in Section 9-306(1) of the UCC.

                 "registered form", when used with respect to a Certificated Security, means a form in which: (a) the Security Certificate specifies a Person entitled to the Security; and (b) a transfer of the Security may be registered upon books maintained for that purpose by or on behalf of the issuer of such Security, or the Security Certificate so states.

                 "Security Certificate" means a certificate representing a Security.

                 "Security", except as otherwise provided in Section 8-103 of the UCC, means an obligation of an issuer or a share, participation or other interest in an issuer or in property or an enterprise of an issuer: (a) which is represented by a Security Certificate in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer; (b) which is one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations; and (c) which either (i) is, or is of a type, dealt in or traded on securities exchanges or securities markets; or (ii) is a medium for investment and by its terms expressly provides that it is a security governed by Article 8 of the UCC.

                                                                       EXHIBIT G

                      [Form of Confidentiality Agreement]


                           CONFIDENTIALITY AGREEMENT


                                                                          [Date]


[Insert Name and
  Address of Prospective
  Participant or Assignee]


                 Re: Credit Agreement dated as of __________, 1997 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), between Suiza Foods Corporation (the "Company"), the lenders named therein and First Union National Bank, as Agent.

Dear Ladies and Gentlemen:

                 As a Lender party to the Credit Agreement, we have agreed with the Company pursuant to Section 11.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information supplied to us by the Company or any of its Subsidiaries identified by such Person as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

                 As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the Facility A Loans and Facility B Loans (as defined in the Credit Agreement)] [assignee Lender], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

                 Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives and for the benefit of us and each Obligor) that (A) such information will not be used by you except in connection with the proposed [participation][assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Lenders or the Agent, (iii) to bank examiners, auditors or





Confidentiality Agreement             1
accountants, (iv) to the Agent or any other Lender, (v) in connection with any litigation to which you or any one or more of the Lenders or the Agent are a party, (vi) to a subsidiary or affiliate of yours as provided in Section 11.12(a) of the Credit Agreement or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; provided, further, that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

                 If you are a prospective assignee, your obligations under this Confidentiality Agreement shall be superseded by Section 11.12 of the Credit Agreement on the date upon which you become a Lender under the Credit Agreement pursuant to Section 11.06 thereof.

                 Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                                        Very truly yours,


                                        [INSERT NAME OF LENDER]



                                        By:
                                           -------------------------------------


The foregoing is agreed to
as of the date of this letter.



[INSERT NAME OF PROSPECTIVE
 PARTICIPANT OR ASSIGNEE]


By:
   ----------------------------------





Confidentiality Agreement             2

                                                                       EXHIBIT H


                      [Form of Assignment and Acceptance]

                           ASSIGNMENT AND ACCEPTANCE

                 Reference is made to the Credit Agreement, dated as of __________, 1997, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), among Suiza Foods Corporation (the "Company"), the Lenders named therein, and First Union National Bank, as agent for the Lenders (in such capacity, the "Agent"). Terms defined in the Credit Agreement are used herein with the same meanings. This Assignment and Acceptance, between the Assignor (as identified on SCHEDULE 1 hereto) and the Assignee (as identified on SCHEDULE 1 hereto) is dated as of the Effective Date (as specified on SCHEDULE 1 hereto, the "Effective Date").

                 1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, a ___% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as set forth on SCHEDULE 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on SCHEDULE 1.

                 2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries or any other obligor for the performance or observance by the Company, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Facility A Note(s) and Facility B Note(s) held by it evidencing the Assigned Facilities and requests that the Agent exchange such Facility A Note(s) and Facility B Note(s) for new Facility A Note(s) and Facility B Note(s) payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility) and new Facility A Note(s) and Facility B Note(s) payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

                 3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 7.02





Assignment and Acceptance             1
thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other person which has become a Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 5.06 of the Credit Agreement to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

                 4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of acceptance by the Agent of the executed Assignment and Acceptance).

                 5. Upon such acceptance, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                 6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                 7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                 IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed on SCHEDULE 1 hereto by their respective duly authorized officers.





Assignment and Acceptance             2

                                   SCHEDULE 1
                          TO ASSIGNMENT AND ACCEPTANCE
                                RELATING TO THE
                            CREDIT AGREEMENT BETWEEN
                            SUIZA FOODS CORPORATION,
                           THE LENDERS PARTY THERETO
                                      AND
                           FIRST UNION NATIONAL BANK,
                                    AS AGENT

--------------------------------------------------------------------------------

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:


Principal                         Assigned               Commitment Percentage
Amount Assigned                  Facilities                     Assigned
---------------                  ----------              ---------------------



[Assignor]                                    [Assignee]


By                                       By
  ------------------------------            ------------------------------
   Name:                                    Name:
   Title:                                   Title:

                                         Lending Office for all Loans:



                                         Address for Notices:



                                         Attention:

                                         Telecopier No.:

                                         Telephone No.:





Assignment and Acceptance             3

Accepted (if necessary):

FIRST UNION NATIONAL BANK, as Agent

By:
   ------------------------------
     Name:
     Title:

SUIZA FOODS CORPORATION


By:
   ------------------------------
     Name:
     Title:





Assignment and Acceptance             4

                                                                     EXHIBIT I-1


                                    FORM OF

                              NOTICE OF BORROWING


First Union National Bank
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina  28288-068
Attn:  Syndication Agency Services

Ladies and Gentlemen:

                 This irrevocable Notice of Borrowing is delivered to you under
Section 2.02(a) of the Credit Agreement dated as of ___________, ____ (as amended, restated or otherwise modified, the "Credit Agreement"), between Suiza Foods Corporation (the "Company"), the lenders party thereto (the "Lenders"), and First Union National Bank as Administrative Agent.

                 1. The Company hereby requests that the Lenders make Loans in the aggregate principal amount of $__________ (the "Loans"). (1)

                 2. The Company hereby requests that the Loans be made on the following Business Day: ____________________. (2)

                 3. The Company hereby requests that the Loans be of the Class(es), Type(s) and bear interest at the following interest rate, plus the Applicable Margin, as set forth below:



                                                                                Termination Date
                       Principal                                                      for
Class and Type         Component                         Interest Period        Interest Period
  of Loans             of Loans      Interest Rate       (if applicable)        (if applicable)
--------------         --------      -------------       ---------------        ---------------




                 4. The principal amount of all Loans [and Letter of Credit Liabilities] outstanding as of the date hereof (including the requested Loans) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.





---------------

(1) Complete with an amount in accordance with Section 4.04 of the Credit Agreement.
(2) Complete with a Business Day in accordance with Section 4.05 of the Credit Agreement.

Assignment and Acceptance             1

                 5. All of the conditions applicable to the Loans requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loans.

                 6. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

                 IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing this ______ day of ________________, _____.


                                     SUIZA FOODS CORPORATION



                                     By:
                                        ---------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------




Assignment and Acceptance             2

                                                                     EXHIBIT I-2

                                    FORM OF

                              NOTICE OF PREPAYMENT

First Union National Bank,
  as Administrative Agent
One First Union Center
301 South College Street, TW-10
Charlotte, North Carolina  28288-0608
Attention:  Syndication Agency Services

Ladies and Gentlemen:

                 This irrevocable Notice of Prepayment is delivered to you by Suiza Foods Corporation, a corporation organized under the laws of Delaware (the "Company"), under Section 2.08(a) of the Credit Agreement dated as of _______________, ____ (as amended, restated or otherwise modified, the "Credit Agreement"), between the Company, the lenders party thereto, and First Union National Bank, as Administrative Agent.

                 1. The Company hereby provides notice to the Agent that the Company shall repay the following [Class] [Base Rate Loans] and/or [Eurodollar Loans]: ________________. (3)

                 2. The Company shall repay the above referenced Loans on the following Business Day:______________________. (4)

                 3. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

                 IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment this ____ day of _______________, 19___.


                                     SUIZA FOODS CORPORATION



                                     By:
                                        ---------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------







---------------

(3) Complete with an amount in accordance with Section 4.04 of the Credit Agreement.
(4) Complete with a Business Day in accordance with Section 4.05 of the Credit Agreement.


Assignment and Acceptance             1

                                                                     EXHIBIT I-3

                                    FORM OF

                       NOTICE OF CONVERSION/CONTINUATION



First Union National Bank
One First Union Center
301 South College Street, TW-10
Charlotte, North Carolina  28288-0608
Attention:  Syndication Agency Services

Ladies and Gentlemen:

                 This irrevocable Notice of Conversion/Continuation (the "Notice") is delivered to you under Section 2.08(a) of the Credit Agreement dated as of ____________, ____ (as amended, restated or otherwise modified, the "Credit Agreement"), between Suiza Foods Corporation (the "Company"), the lenders party thereto (the "Lenders"), and First Union National Bank as Administrative Agent.

                 1.          This Notice of Conversion/Continuation is
submitted for the purpose of:   (Complete applicable information.)

                 (a) [Converting] [Continuing] a ____________ Loan [into] [as] a ______________ Loan. (5)

                 (b) The aggregate outstanding principal balance of such Loan is $__________________.

                 (c) The last day of the current Interest Period for such Loan is _______________. (6)

                 (d)         The principal amount of such Loan to be
                             [Converted] [Continued] is $__________________. (7)





---------------

(5) Delete the bracketed language and insert Class and Type "Base Rate" or "Eurodollar", as applicable, in each blank.

(6) Insert applicable date for any Eurodollar Loan being converted or continued.

(7) Complete with an amount in compliance with Section 4.04 of the Credit Agreement.

Assignment and Acceptance             1

                 (e) The requested effective date of the [Conversion] [Continuation] of such Loan is ________________. (8)

                 (f) The requested Interest Period applicable to the [Converted] [Continued] Loan is _______________. (9)

                 2. No Default or Event of Default exists, and none will exist upon the Conversion or Continuation of the Loan requested herein.

                 3. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

                 IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation this ____ day of ____________, 19___.


                                     SUIZA FOODS CORPORATION



                                     By:
                                        ---------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------






---------------

(8) Complete with a Business Day at least three (3) Business Days after the date of this Notice.

(9) Complete for any Eurodollar Loan with an Interest Period in compliance with the definition of "Interest Period" of the Credit Agreement.


Assignment and Acceptance             2

                                                                     EXHIBIT I-4


                                    FORM OF

                         NOTICE OF ACCOUNT DESIGNATION


                             Dated
                                   ---------------


First Union National Bank,
  as Administrative Agent
One First Union Center
301 South College Street, TW-10
Charlotte, North Carolina  28288-0608
Attention:  Syndication Agency Services

Ladies and Gentlemen:

                 This Notice of Account Designation is delivered to you by Suiza Foods Corporation (the "Company"), a corporation organized under the laws of Delaware, under Section 2.02(b) of the Credit Agreement dated as of _____________ (as amended, restated or otherwise modified, the "Credit Agreement") between the Company, the lenders party thereto, and First Union National Bank as Administrative Agent.

                 The Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

                                         [Insert name of bank/
                                         ABA Routing Number/
                                         and Account Number]

                 IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation this _____ day of ______________, 19___.


                                     SUIZA FOODS CORPORATION



                                     By:
                                        ---------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------







Assignment and Acceptance             1